                                                                    Exhibit 99.1

                            CONTRIBUTION AGREEMENT


                                     among

                 THE ROUSE COMPANY OF NEVADA, INC. ("Rouse"),

                         HRD PROPERTIES, INC. ("HRD"),

                        ROUSE-BRIDGEWATER COMMONS, LLC,
                       ROUSE-PARK MEADOWS HOLDING, LLC,
                        ROUSE-TOWSON TOWN CENTER, LLC,
                        BRIDGEWATER COMMONS MALL, LLC,
                           ROUSE-FASHION PLACE, LLC,
                           ROUSE-PARK MEADOWS, LLC,
                                TOWSON TC, LLC,
                                 TTC SPE, LLC

                                      and

                    FOURMALL ACQUISITION, LLC ("Fourmall"),



                         Dated as of February 1, 1999


                                   Premises:

               Bridgewater Commons Mall, Bridgewater, New Jersey
                    Park Meadows Mall, Littleton, Colorado
                   Towson Town Center Mall, Towson, Maryland
                       Fashion Place Mall, Murray, Utah


                       This instrument was prepared by:

                         STROOCK & STROOCK & LAVAN LLP
                                180 Maiden Lane
                           New York, New York  10038

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. Certain Definitions.......................................................  2

2. Contribution of Fourmall..................................................  9

3. Intentionally Deleted..................................................... 10

4. Condition of Title........................................................ 10

5. Closing Date.............................................................. 12

6. Condition of the Property................................................. 12

7. Due Diligence Investigation; Right to Terminate........................... 12

8. Casualty and Condemnation................................................. 13

9. Brokerage................................................................. 14

10. Tax Reduction Proceedings................................................ 14

11. Recording Charges and Transfer Taxes..................................... 14

12. Representations and Warranties........................................... 15

13. Deliveries to be made on the Closing Date................................ 34

14. Intentionally Deleted.................................................... 36

15. Intentionally Deleted.................................................... 36

16. Rouse Parties' Default................................................... 36

17. Fourmall's Default....................................................... 36

18. Operations Prior to Closing.............................................. 37

19. Conditions of Fourmall's Obligations to Close............................ 41

20. Conditions of Rouse's Obligations to Close............................... 43

21. Apportionments........................................................... 43

22. Indemnification.......................................................... 46

23. Survival of Representations.............................................. 47

24. Notices.................................................................. 47

25. Amendments............................................................... 49

26. Governing Law; Construction.............................................. 49

27. Partial Invalidity....................................................... 49

28. Counterparts............................................................. 49

29. No Third Party Beneficiaries............................................. 49

30. Waiver................................................................... 49

31. Assignment............................................................... 49

32. Binding Effect........................................................... 50

33. Entire Agreement......................................................... 50

34. Further Assurances....................................................... 50

35. Paragraph Headings....................................................... 50


EXHIBIT A-1      Legal Description of Bridgewater Commons Mall
EXHIBIT A-2      Legal Description of Fashion Place Mall
EXHIBIT A-2(a)   Description of the Ground Leases
EXHIBIT A-2(b)   Additional Sums Due under the Ground Leases
EXHIBIT A-3      Legal Description of Park Meadows
EXHIBIT A-4      Legal Description of Towson Mall
EXHIBIT B        Intentionally Deleted
EXHIBIT C        The Loan Documents
EXHIBIT D        Intentionally Deleted
EXHIBIT E        Current Liabilities
EXHIBIT F        Permitted Exceptions
EXHIBIT G        Title Company and Title Insurance Premiums
EXHIBIT H        List of the LLC Documents
EXHIBIT H-1      List of the Organizational Documents of the Holding LLCs and
                 the Owner LLCs
EXHIBIT I        Leasing Commissions
EXHIBIT J        Current Tax Bills
EXHIBIT K        Exceptions to Environmental Compliance
EXHIBIT L        List of Operating Agreements

EXHIBIT M        Tenant Leases
EXHIBIT N        Rent Roll
EXHIBIT O        Litigation List
EXHIBIT P        Insurance Policies and Insurance Claims
EXHIBIT Q        Licenses and Permits
EXHIBIT R        List of Personalty
EXHIBIT S        Liens
EXHIBIT T        Financial Statements
EXHIBIT U        Compliance with Law
EXHIBIT V        PIF Obligations
EXHIBIT W        Intentionally Deleted
EXHIBIT X        Tax Proceedings
EXHIBIT Y        UBTI Income
EXHIBIT Z        Form of Amended and Restated LLC Agreement
EXHIBIT AA       Form of Property Management Agreement
EXHIBIT BB       Additional Land Option Agreement
EXHIBIT CC       Indemnity Agreement
EXHIBIT DD       TrizecHahn Rights Assignment
EXHIBIT EE       Cover Page of Draft Third Amendment
EXHIBIT FF       Form of Tenant Estoppel Certificate
EXHIBIT GG       Park Meadows Land Transfer Mall Diagram

                            CONTRIBUTION AGREEMENT
                            ----------------------

  CONTRIBUTION AGREEMENT (this "Agreement"), made as of the 1st day of February, 1999, among THE ROUSE COMPANY OF NEVADA, INC., a Nevada corporation, having an office c/o The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044 (hereinafter "Rouse"), HRD PROPERTIES, INC., a Maryland corporation ("HRD"), ROUSE-BRIDGEWATER COMMONS, LLC, a Maryland limited liability company ("Bridgewater Holding"), ROUSE-PARK MEADOWS HOLDING, LLC, a Maryland limited liability company ("Park Meadows Holding"), ROUSE-TOWSON TOWN CENTER, LLC, a Maryland limited liability company ("Towson Holding"), TTC SPE, LLC, a Maryland limited liability company ("TTC SPE"; Bridgewater Holding, Park Meadows Holding, Towson Holding and TTC SPE are hereinafter individually sometimes referred to as a "Holding LLC" and collectively as the "Holding LLCs"), BRIDGEWATER COMMONS MALL, LLC, a Maryland limited liability company ("Bridgewater LLC"), ROUSE-FASHION PLACE, LLC, a Maryland limited liability company ("Fashion LLC"), ROUSE-PARK MEADOWS, LLC, a Maryland limited liability company ("Park Meadows LLC"), TOWSON TC, LLC, a Maryland limited liability company ("Towson LLC"; Fashion LLC, Park Meadows LLC, Bridgewater LLC and Towson LLC are sometimes hereinafter individually referred to as an "Owner LLC" and collectively as the "Owner LLCs"), and FOURMALL ACQUISITION, LLC, a Delaware limited liability company, having an office c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 (hereinafter "Fourmall").

                             W I T N E S S E T H :
                             - - - - - - - - - -

  WHEREAS, Rouse and HRD are all of the members of Four State Properties, LLC, a Delaware limited liability company (the "LLC");

  WHEREAS, Rouse has heretofore contributed to the LLC the following interests in the following limited liability companies which, directly or indirectly, own the Property (as hereinafter defined): (1) one hundred (100%) percent of the membership interests in Fashion LLC, which owns (y) fee simple title with respect to a portion of Fashion Place Mall and (z) ground lessee interests with respect to the remainder of Fashion Place Mall; (2) one hundred (100%) percent of the membership interests in Park Meadows Holding, which owns one hundred (100%) percent of the membership interests in Park Meadows LLC, which owns fee simple title to Park Meadows; (3) one hundred (100%) percent of the membership interests in Bridgewater Holding, which owns one hundred (100%) percent of the membership interests in Bridgewater LLC, which owns fee simple title to Bridgewater Commons; (4) one hundred (100%) percent of the membership interests in Towson Holding, which owns ninety nine and one-half (99-1/2%) percent of the membership interests in Towson LLC, which owns fee simple title to Towson Mall; and (5) ninety-nine (99%) percent of the membership interests in TTC SPE, which owns one-half of one percent of the membership interests in Towson LLC.

  WHEREAS, Fourmall desires to contribute the Fourmall Initial Capital Contribution (as hereinafter defined) to the LLC, to acquire, in consideration therefor, sixty-five percent (65%) of the membership interests in the LLC (the "Fourmall LLC Interests");

  NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rouse Parties (as hereinafter defined) and Fourmall agree as follows:

   1.   Certain Definitions. For purposes of this Agreement, the following terms
        -------------------
shall have the respective meanings set forth below:

       "Actions" mean any claims, actions, suits, proceedings or investigations, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

       "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

       "Adjoining Land" means, collectively, any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land, the Ground Leases or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land, the Ground Leases or Buildings by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement, but only to the extent, if any, of any Owner LLC's interest therein.

       "Appurtenances" means, collectively, all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Land, Ground Leases, Buildings and Adjoining Land, if any, including, without limitation, development rights, and all income therefrom.

       "Assets" means the Property and all the assets, properties, rights and business of the LLC and the Owner LLCs of every kind and description, wherever located, including, without limitation, all property, tangible or intangible, real, personal or mixed.

       "Bridgewater Commons" means that certain real property located in Bridgewater, New Jersey, commonly known as Bridgewater Commons Mall, as more particularly described in Exhibit A-1 annexed hereto and made a part hereof, and
                          -----------
the Appurtenances and Adjoining Land, if any, related thereto.

       "Bridgewater COREA" means (i) Bridgewater Commons Construction, Operation and Reciprocal Easement Agreement, dated February 24, 1988, and recorded in the Somerset County Clerk's Office on November 9, 1988 in Deed Book 1708, Page 388;
(ii) Separate Agreement, dated February 24, 1988, between Bridgewater Commons Associates ("BCA") and ADCOR Realty Corporation; and (iii) Separate Agreement, dated February 24, 1988, between BCA and Macy's Northeast, Inc.

       "Bridgewater Declaration" means that certain Declaration of Easements by EWH 1979 Development Company, L.P., recorded on November 7, 1986, in Deed Book 1603, Page 1, as re-recorded on November 17, 1986, in Deed Book 1604, Page 177, as amended by

Amendment to Declaration of Easements, dated February 23, 1988 and recorded on November 9, 1988 in Deed Book 1708, Page 343.

       "Bridgewater Redevelopment Plan" means that certain Redevelopment Plan for the Bridgewater Regional Center, prepared for the Bridgewater Township Redevelopment Agency (the "Redevelopment Agency"), dated September, 1973, and recorded in Deed Book 1450, Page 389, adopted by the Township of Bridgewater (the "Township") on November 19, 1973, as amended by Ordinance No. 87-5, adopted by the Township on March 2, 1987, as further amended by Ordinance No. 89-12, adopted by the Township on June 19, 1989, as further amended by Ordinance
No. 97-6, enacted by the Township on May 15, 1997.

       "Bridgewater Revised Contract" means that certain First Amended and Restated Contract for Sale of Land for Private Redevelopment, dated April 27, 1985, between the Township and Ernest W. Hahn, Inc., as assigned on April 27, 1985 to EWH 1979 Development Company ("EWH"), as further assigned on October 17, 1986, by EWH to BCA, as amended pursuant to First Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment and Second Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment, each dated April 20, 1986, between the Township and BCA, as further amended pursuant to Third Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment, dated March 5, 1987, between the Township and BCA, as further amended pursuant to Fourth Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment, dated June 19, 1989, between the Township and BCA, as further amended pursuant to Fifth Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment, dated August 7, 1991, between the Township and BCA, as further amended pursuant to Sixth Amendment of First Amended and Restated Contract for Sale of Land for Private Redevelopment, dated March 14, 1995, between the Township and BCA, as further amended pursuant to Revised Contract of Sale of Land for Private Development, dated June 16, 1997, between the Township and BCA, and recorded on June 19, 1997, in Deed Book 2117, Page 338.

       "Buildings" means, collectively, all buildings and improvements located on the Land.

       "Closing" means the closing of the transactions contemplated hereby, which shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, on the Closing Date at 10:00 A.M., or at such other time or place as the parties may agree upon in writing.

       "Closing Date" means February 1, 1999.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "COREA" means each of the Bridgewater COREA, the Fashion Place COREA, the Park COREA and the Towson COREA (hereinafter collectively referred to as the "COREAs").

       "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.

       "Damages" mean losses, liabilities, costs, damages, claims and expenses (including reasonable attorneys' fees and disbursements).

       "Default" means (i) a breach of or default under any contract, agreement, covenant, document or other instrument, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any such contract, agreement, covenant, document or other instrument, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any such contract, agreement, covenant, document or other instrument.

       "Detention Basin Agreement" means that certain Detention Basin Access and Maintenance Agreement, between BCA and Somerset County Board of Chosen Freeholders, as set forth in Deed Book 1659, Page 195 of the Somerset County Clerk's Records.

       "Documents" means any and all plans and specifications, agreements, drawings and other materials related to the Buildings, warranties for the Buildings and Personalty, current surveys of the Land and Buildings, current catalogs, current booklets, manuals, files, logs, records, material correspondence with existing tenants and other material correspondence, current tenant lists, current tenant prospect lists and other mailing lists, current sales brochures and material, current leasing brochures and materials, current advertising materials and other items, including without limitation, title information, soil, engineering and environmental inspections in the possession of Rouse Parties, studies and reports, market studies, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises in the possession of Rouse Parties.

       "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "Hazardous Substances or Wastes" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. (S)1251 et seq.; (ii) any
                                                         ------
element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq.; (iii) any hazardous waste
                                            ------
having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), (S)6901 et
                                                                             --
seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any
---
hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. (S)7401 et seq.; (vi) any imminently hazardous chemical substance or
                  ------
mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. (S)2601 et seq.; and (vii) petroleum,
                                               ------
petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802 et seq., (ix) any hazardous
                                                 ------
substance or material identified or regulated by or under any applicable provisions of the laws of the state in which any portion of the Premises is located; (x) asbestos or any asbestos containing materials; (xi) any radioactive material or substance; (xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and (xiii)any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

       "Existing Lenders" means the lender under any of the Loan Documents.

       "Fashion Place COREA" means (i) Construction, Operation and Reciprocal Easement Agreement, dated and recorded on June 14, 1971 as Entry 2391096, in Book 2968 at Page 466, in the Official Records of the Salt Lake County Recorder, affecting Fashion Place Mall; (ii) Amendment #1 to Construction, Operation and Reciprocal Easement Agreement, dated April 19, 1973 and recorded on May 15, 1973, as Entry 2539860, in Book 3326 at page 150; (iii) Amendment #2 to Construction, Operation and Reciprocal Easement Agreement, dated February 8, 1988, and recorded on February 9, 1988, as Entry 4584396, in Book 6002 at page 2737; (iv) REA Assignment and Assumption Agreement, dated March 16, 1993, between Carter Hawley Stores, Inc. to Dillard Department Stores, Inc. ("Dillard"), recorded March 16, 1993 as Entry 5455755 in Book 6620 at page 1952;
(v) unrecorded Supplemental Agreement dated March 16, 1993 with Dillard;
(vi) unrecorded and undated Agreement between Fashion Place Associates and Sears Roebuck and Co. ("Sears"); (vii) unrecorded letter agreement, dated March 15, 1993, between Fashion Place Associates and Mervyn's; (viii) unrecorded Supplement to Construction, Operation and Reciprocal Easement Agreement, dated February 8, 1988, between Fashion Place Associates and Nordstrom, Inc. ("Nordstrom"); (ix) unrecorded Mervyn's Supplemental Agreement, dated March 16, 1993; (x) unrecorded Master Transactions Agreement, dated January 18, 1993, among Fashion Place Associates, Mervyn's, Carter Hawley Hale Stores Inc. and Dillard; (xi) undated Letter Agreement with Mervyn's; (xii) unrecorded Termination of Rights Agreement, dated February 17, 1998, between Fashion Place Associates and Mervyn's; (xiii) Encroachment Agreement, dated February 23, 1972, recorded March 29, 1972 as Entry 2446043 in Book 3056 at page 179, among Fashion Place Associates, Sears and Auerbach Company.

       "Fashion Place Mall" means that certain real property located in Murray, Utah, commonly known as Fashion Place Mall, as more particularly described in Exhibit A-2, annexed hereto and made a part hereof, and the Appurtenances and
-----------
Adjoining Land, if any, related thereto.

       "Fourmall LLC Interests" means sixty-five percent (65%) of the limited liability company interests in the LLC.

       "Funds" means collectively, all funds which Rouse Parties shall, at Closing, have on deposit with any person or entity (including, without limitation, any lender) to be applied to, for or in connection with the Property or any loan secured by the Premises.

       "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

       "Ground Leases" means those certain ground leases described in Exhibit
                                                                      -------
A-2(a) annexed hereto and made a part hereof affecting Fashion Place Mall.
------

       "Hypo Bank" means Bayerische Hypotheken-Und Wechsel-Bank
Aktiengesellschaft.

       "Hypo Bank Lien" means that certain lien in favor of Hypo Bank, pursuant to that certain Assignment in Respect of Limited Liability Company, dated July 31, 1998, encumbering the limited liability company interests in Park Meadows LLC.

       "IDOT Borrower" means Rouse-TTC Funding, LLC, a Maryland limited liability company.

       "Land" means all that certain real property described in Exhibits A-1,
                                                                ------------
A-2, A-3 and A-4 annexed hereto and made a part hereof.
----------------

       "Laws" mean all laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

       "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

       "Licenses and Permits" means collectively, all assignable licenses, permits, approvals and certificates issued by any governmental authorities required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Premises.

       "Lien" means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest, restrictive covenant or encumbrance of any nature.

       "LLC Agreement" means the limited liability company agreement of the LLC as in effect immediately prior to the effectiveness of this Agreement.

       "LLC Certificate" means the articles of organization or limited liability company certificate of the LLC, filed with the Secretary of State of the State of Delaware.

       "LLC Documents" means all of the documents governing the structure and organization of the LLC, including, without limitation, the LLC Agreement and the LLC Certificate and all documents evidencing the authority of the LLC to conduct business in any state other than the state of its organization.

       "Loan Documents" means all Mortgages, notes, assignments and other documents and instruments evidencing and/or securing any obligation of the LLC, any Owner LLC, TTC SPE, any Holding LLC or the IDOT Borrower or affecting the Property (or any portion thereof), as more particularly described in Exhibit C
                                                                     ---------
annexed hereto and made a part hereof, and all rights and privileges of Rouse Parties and their Affiliates thereunder.

       "Mall" means any one of Bridgewater Commons, Park Meadows, Fashion Place Mall or Towson Mall.

       "Mortgages" means those certain deeds of trust, indemnity deed of trust and/or mortgages encumbering the Property or any portion thereof on the date hereof.

       "Names" means all of Rouse Parties' right, title and interest in and to the names "Bridgewater Commons," "Park Meadows Mall," "Towson Town Center Mall" and "Fashion Place Mall."

       "Operating Agreements" means all reciprocal easement agreements, COREAs, development agreements, concession agreements, operating agreements, service agreements, maintenance agreements and any other contracts and agreements affecting the Premises designated by Fourmall and all income therefrom.

       "Park COREA" means (i) Construction, Operation and Reciprocal Easement Agreement, dated and recorded on August 22, 1995 in Book 1283 at page 746;
(ii) Assignment and Assumption, dated February 2, 1996 and recorded in Book 1318, page 1442, between Dillard, as assignor and Condev West, Inc., as assignee; (iii) Amendment No. 1 to Construction, Operation and Reciprocal Easement Agreement, dated and recorded on May 30, 1996 in Book 1345, page 291;
(iv) Amendment No. 2 to Construction, Operation and Reciprocal Easement Agreement, dated and recorded on June 2, 1997 in Book 1436, page 10, re-recorded on October 3, 1997 in Book 1471, page 269; (v) unrecorded Supplemental Agreement, dated May 30, 1996, between Park Meadows Mall, Ltd. ("Park Ltd."), Mercantile Properties, Inc. ("Mercantile") and The Joslin Dry Goods Company ("Joslin"); (vi) unrecorded Separate Agreement, dated August 22, 1995,between Park Ltd. and Nordstrom (as evidenced by Memorandum of Separate Agreement recorded on August 22, 1995 in Book 1283, p. 90 as Reception #539127);
(vii) unrecorded Consent Agreement, dated April 2, 1997, among Park Ltd., Penney and Nordstrom; (viii) unrecorded Supplemental Agreement, dated August 22, 1995, between Park Ltd. and Dillard; (ix) unrecorded Separate Agreement, dated June 2, 1997, between Park Ltd. and May Department Store Company ("May Company");
(x) Assignment and Assumption of Operating Agreements, dated as of September 9, 1998 between Mercantile/Joslin and May Company; (xi) undated, unrecorded Separate Agreement with Penney (pursuant to an escrow letter, dated July 29, 1998 between Penney and Gleason & Gleason, the Penney Separate Agreement will be held in escrow pursuant to the terms of a Purchase and Sale Agreement, dated

July 27, 1998, between Park Ltd. and Penney) and (xii) Purchase and Sale Agreement, dated July 27, 1998, between Park Ltd. and Penney.

       "Park Meadows" means that certain real property located in Littleton, Colorado, commonly known as Park Meadows Mall, as more particularly described in Exhibit A-3 annexed hereto and made a part hereof, and the Appurtenances and
-----------
Adjoining Land, if any, related thereto.

       "Pedestrian Bridge Agreement" means that certain Pedestrian Bridge Agreement, dated July 28, 1987, between Dulaney Valley Partnership and Towsontown Centre, recorded among the Land Records of Baltimore County on November 2, 1987 in Liber 7713, folio 306.

       "Penney" means J.C. Penney Properties, Inc.

       "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

       "Personalty" means, collectively, the fixtures, equipment, machinery, furniture, furnishings, appliances, supplies and other items of personal property (and replacements thereof), now owned or hereafter acquired by the Owner LLCs and contained in or on, or used in connection with, the ownership, maintenance, use, occupancy and operation of the Premises.

       "Premises" means, collectively, the Land, Ground Leases, Buildings, Appurtenances and Adjoining Land.

       "Property" means all of the LLC's, Owner LLCs' and Holdings LLCs' right, title and interest in, to and under the following: the Premises, the Personalty, the Tenant Leases, the Operating Agreements, the Documents, the Licenses and Permits, the Funds, the Loan Commitments, the Loan Documents, the Names, the Proprietary Rights, the Residual Rights and the TrizecHahn Rights.

       "Property Management Agreements" means collectively, those four certain property management agreements in the form of Exhibit AA attached hereto and
                                              ----------
made a part hereof, each between the applicable Owner LLC, as owner, and Rouse Property Management, Inc., a Maryland corporation, as property manager, with respect to each Mall.

       "Proprietary Rights" means all trade names, trademarks, service marks, patents or copyrights and any applications for any of the foregoing and all internet web sites and intellectual property rights.

       "Residual Rights" means any other rights, title and interest, if any, in and to Premises, the Personalty, the Tenant Leases, the Operating Agreements, the Documents, the Licenses and Permits, the Funds, the Loan Documents, the Names, the Proprietary Rights held by Rouse Parties and the rights of Rouse Parties in and to any claims, counterclaims and litigations brought by Rouse Parties.

       "Rouse Parties" means, collectively, Rouse, the Owner LLCs, the Holding LLCs, IDOT Borrower and TTC SPE.

       "Taxes" mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, recordation, deed, stamp, license, payroll and franchise taxes, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

       "Tenants" means the tenants under the Tenant Leases (each, individually, a "Tenant").

       "Tenant Leases" means all agreements (written or oral) in the nature of space leases, subleases, lettings, licenses, guaranties, permits, franchises, concessions or occupancy agreements, and all amendments, modifications, supplements, additions, extensions, renewals and side letters thereof or thereto, and, except as expressly provided herein, security and other deposits thereunder, affecting the Property (each, individually, a "Tenant Lease").

       "Towson COREA" means (i) Construction, Operation and Reciprocal Easement Agreement, dated December 28, 1990 and recorded, in Liber 8683, folio 001;
(ii) First Amendment to Construction, Operation and Reciprocal Easement Agreement, dated November 9, 1994, and recorded in Liber 10863, folio 350;
(iii) unrecorded Hecht's Separate Agreement, dated December 28, 1990, between Towson Town Center Associates ("Towson Associates") and May Company and
(iv) unrecorded Separate Agreement, dated December 28, 1990, between Towson Associates and Nordstrom.

       "Towson Mall" means that certain real property located in Towson, Maryland, commonly known as Towson Town Center Mall, as more particularly described in Exhibit A-4 annexed hereto and made a part hereof, and the
             -----------
Appurtenances and Adjoining Land, if any, related thereto.

       "TrizecHahn Contract Rights" means all rights of and benefits to Rouse Parties and any Affiliates thereof in, to and under that certain Asset Purchase Agreement, dated as of April 6, 1998, between TrizecHahn Centers Inc. ("THCI") and The Rouse Company and Westfield America, Inc., as amended and/or assigned and all documents and instruments related thereto, including, without limitation, all representation and indemnifications inuring to the benefit of Rouse Parties and any Affiliates thereof.

       "TTC Member" means TTC Member, Inc., a Maryland corporation.

  2.   Contribution of Fourmall.
       ------------------------

       (a) Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, Fourmall shall contribute the sum of Two Hundred Seventy-Three Million Two Hundred Twelve Thousand Two Hundred Thirty-Two and 01/100 Dollars ($273,212,222.01) (the "Fourmall Initial Capital Contribution"), subject to adjustments in accordance with the provisions of this Agreement, to the LLC, and in consideration therefor, Fourmall shall be admitted as a member of the LLC and shall acquire the Fourmall LLC Interests. For purposes of this Agreement, the Fourmall Initial Capital Contribution shall be allocated among Bridgewater Commons, Park Meadows, Towson Mall and Fashion Place Mall as follows: twenty-nine and 36/100 percent (29.36%) shall be allocated to Bridgewater Commons; twenty-nine and 3/100 percent (29.03%) shall be allocated to Park Meadows; twenty-six and 88/100 percent (26.88%) shall be allocated to Towson Mall and fourteen and 73/100 percent (14.73%) shall be allocated to Fashion Place Mall.

       (b) The Fourmall Initial Capital Contribution in respect of the LLC Interests shall be paid to the LLC on the Closing Date (as the same may be adjusted in accordance with the provisions of this Agreement), by wire transfer of immediately available federal funds to an account or accounts designated by Rouse. Rouse shall provide wiring instructions to Fourmall at least five (5) business days prior to the Closing Date. Any adjustments and apportionments required to be made pursuant to this Agreement that cannot be determined as of the Closing Date shall be estimated, such estimate to be mutually agreed upon by Rouse and Fourmall, but subject to readjustment pursuant to Section 21.

       (c) The Fourmall Initial Capital Contribution shall be applied by the LLC to pay and discharge certain financing obtained by Rouse Company and its Affiliates in connection with the acquisition of portions of the Property, which have been assumed by the LLC and are described in further detail on Exhibit E
                                                                    ---------
attached hereto and made a part hereof (the "Qualified Liabilities").

       (d)  The provisions of this Section 2 shall survive the Closing.

  3.   Intentionally Deleted.
       ---------------------

  4.   Condition of Title.
       ------------------

       (a) From and after the date hereof, Rouse Parties shall not, without the prior written consent of Fourmall which may be granted or withheld in Fourmall's sole and absolute discretion: (i) initiate, support or acquiesce in any zoning reclassification of the Land or the Buildings, seek any variance under existing zoning ordinances applicable to the Land or the Building or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any of the items set forth on Exhibit F annexed hereto and made a
                                         ---------
part hereof (the "Permitted Exceptions"), (iii) impose or suffer to be imposed any liens, restrictions, easements, restrictive covenants or encumbrances upon the Premises, or execute or file any subdivision plat affecting the Land or the Buildings or consent to the annexation of the Land or the Buildings to any municipality, (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement, or (v) impose or suffer to be imposed, any liens or encumbrances on the membership interests in the Owner LLCs or the Holding LLCs.

       (b) Rouse Parties shall forthwith undertake, with due diligence, to eliminate all title exceptions appearing in the title insurance reports delivered to Fourmall other than the Permitted Encumbrances (the "Title Exceptions"). As a condition to Fourmall's obligation to close hereunder, at the Closing, the Owner LLCs shall have good, marketable and insurable title to the Premises, subject only to the Permitted Encumbrances, insured by the title companies set forth on Exhibit G (collectively, the "Title Company"), pursuant
                       ---------
to ALTA owner's policies or lessee's policies (only with respect to those portions of the Fashion Place Mall portion of the Property encumbered by the Ground Leases) of title insurance insuring the title of the Owner LLCs in the Premises, without exceptions or reservations of any kind, including, without limitation, the standard preprinted exceptions to the title policy, except the Permitted Encumbrances, together with such endorsements (including non-imputation, Fairway and coinsurance endorsements) and reinsurance agreements as Fourmall may require (collectively, the "Title Policy").

       (c) If the aforementioned title insurance reports disclose judgments, liens or bankruptcies against other persons having names the same as or similar to that of the applicable Owner LLC, such Owner LLC, on request, shall deliver to Fourmall and the Title Company affidavits showing that such judgments, liens or bankruptcies are not against such Owner LLC, as the case may be. The Owner LLCs also shall deliver any affidavits and documentary evidence required by the Title Company to eliminate all exceptions other than the Permitted Exceptions appearing in its title report.

       (d) If Rouse Parties, after using best efforts (which shall not require aggregate expenditure by Rouse Parties in excess of the Cure Amount, as defined below), shall be unable to eliminate any one or more of the Title Exceptions in accordance with the terms of this Agreement by the Closing Date, Fourmall may waive such Title Exceptions and proceed to Closing or Rouse may adjourn the closing, by written notice to Fourmall, for a period or periods not to exceed in the aggregate sixty (60) days, in order to eliminate such Title Exceptions. To the extent any unwaived Title Exceptions may be removed by the payment of a liquidated sum of money (the "Liquidated Title Exceptions"), Rouse Parties shall expend up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) (the "Cure Amount") to remove the Liquidated Title Exceptions. The limitation set forth in the preceding sentence shall not apply to Title Exceptions which are (i) mortgages, deeds of trusts and/or indemnity deeds of trust, except for the Mortgages, (ii) liens created by, through or under Rouse Parties or
(iii) any Title Exceptions voluntarily created or consented to by Rouse Parties after the date hereof (the Title Exceptions described in clauses (i), (ii) and (iii) are hereafter collectively referred to as the "Defects"), which Rouse Parties are obligated in all events to remove of record on or before the Closing Date. If, pursuant to the terms of this Agreement, Rouse Parties do not elect or are unable to eliminate any Title Exceptions (the "Remaining Title Exceptions") other than the Defects and the Liquidated Title Exceptions, then Rouse shall so notify Fourmall, and Fourmall may thereafter, at their option (which option shall be set forth in a notice from Fourmall to Rouse given not later than thirty (30) days after receipt of Rouse Parties' notice): (1) terminate this Agreement; (2) accept title to the Premises subject to the Remaining Title Exceptions; or (3) reject any Mall for which Rouse Parties are unable or unwilling to eliminate the Title

Exceptions (other than the Defects and the Liquidated Title Exceptions) (each a "Rejected Mall").

       (e)  In the event Fourmall shall elect to reject any Rejected Mall
(i) this Agreement and the obligations hereunder shall terminate with respect to any such Rejected Mall only and, (ii) Fourmall's Capital Contribution shall be reduced by an amount equal to Fourmall's Capital Contribution multiplied by the allocated percentage for such Rejected Mall as specified in Section 2 hereof.

  5.   Closing Date.  The Closing shall take place on the Closing Date at
       ------------
10:00 A.M., subject to Fourmall's right to extend the Closing Date to a date not more than fifteen (15) days after the Designated Date (as defined in Section 7).

  6.   Condition of the Property.  On the Closing Date, the Property shall be
       -------------------------
"as is" on the date hereof, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the Closing Date.

  7.   Due Diligence Investigation; Right to Terminate.
       -----------------------------------------------

       (a) Rouse Parties shall permit Fourmall and/or Fourmall's consultants, accountants, auditors, attorneys, agents and other representatives ("Fourmall's Representatives") to, from time to time, during regular business hours and on reasonable prior notice to Rouse, inspect all areas of the Property and perform tests, investigations, surveys and examinations (including, without limitation, physical inspections, environmental assessments and engineering studies of the structural elements of the Buildings, mechanical, electrical, fire and life safety systems, and compliance with the Americans with Disabilities Act). Fourmall shall use reasonable efforts to perform such tests in a manner which shall not unreasonably interfere with the use and occupancy of Tenants under Tenant Leases. The scope, sequence and timing of the physical inspections set forth above shall be at the sole discretion of Fourmall, except that such inspections shall be conducted in coordination with Rouse Parties' representatives. Fourmall shall repair any damage to the Premises caused by Fourmall or Fourmall's Representatives during the performance of the due diligence by Fourmall or Fourmall's Representatives.

       (b) Rouse Parties shall permit Fourmall's Representatives to examine Rouse Parties' books, financial records, property records, Tenant files, operating files and maintenance and management records, including, without limitation, the Tenant Leases, notices, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials that Fourmall shall reasonably require with respect to the operation and management of the Property at any time and from time to time prior to the Closing. Fourmall's Representatives shall be permitted access to (and be permitted to make copies of) such records during regular business hours on reasonable prior notice (which may be verbal) to Rouse Parties. Rouse Parties shall make available to Fourmall such information as Rouse Parties may have with respect to actual expenditures made on all repairs, maintenance, operation and upkeep of the Property, including, without limitation, all taxes and utility payments and dates of construction, installation and major repairs to the Property.

       (c) Any provision herein to the contrary notwithstanding, in the event that Closing has not been consummated hereunder, Fourmall shall have the absolute right to terminate this Agreement for any reason or for no reason in its sole and absolute discretion upon written notice delivered to Rouse prior to February 12, 1999 (the "Designated Date"). Upon the giving of such notice, this Agreement shall terminate and none of the parties to this Agreement shall have any further rights or obligations hereunder except as otherwise expressly provided herein. The right of Fourmall to terminate this Agreement as provided under this subsection (c) shall be in addition to any other right of Fourmall to terminate this Agreement as provided elsewhere in this Agreement. In the event Fourmall elects to terminate this Agreement, Fourmall shall either promptly return to Rouse any materials and documents provided to Fourmall by Rouse, or certify to Rouse that all such materials and documents have been destroyed.

  8.   Casualty and Condemnation.
       -------------------------

       (a) Notwithstanding anything to the contrary implied or provided by law or in equity, if, prior to the Closing, the Property or any material portion thereof is impaired by fire, the elements or any other casualty or if any material portion of the Premises is taken by eminent domain or otherwise, Fourmall shall have the right by written notice to Rouse, given not later than thirty (30) days after the receipt by Fourmall of Rouse Parties' notice describing such material impairment or taking, to either (i) terminate this Agreement or (ii) elect to reject any such Mall so affected by any such material impairment or taking, in which case (A) this Agreement and the obligations hereunder shall terminate with respect to any such Mall so affected by any such material impairment or taking and (B) Fourmall's Capital Contribution shall be reduced by an amount equal to Fourmall's Capital Contribution multiplied by the allocated percentage for such Mall affected by such material impairment or taking. If Fourmall shall not terminate this Agreement in whole or in part, this Agreement shall remain in full force and effect and the parties shall nonetheless proceed to the Closing in accordance with this Agreement; provided,
                                                                      --------
however, Fourmall shall receive a credit against the Purchase Price in an amount
-------
equal to the uninsured amounts of such casualty, including, without limitation, any insurance deductible amount.

       (b) Rouse Parties shall promptly notify Fourmall of any such casualty and of any proposed taking. Fourmall shall be given an opportunity to participate in all discussions, meetings and proceedings with the insurer of any casualty and with the governmental or quasi-governmental authority proposing a taking. Rouse Parties shall not make any settlement with respect to a casualty or a taking without Fourmall's prior written consent.

       (c) For purposes of this Section 8, a casualty or condemnation shall be deemed material (i) if the amount of the loss or claim arising as a result thereof shall exceed One Million and 00/100 Dollars ($1,000,000.00) or (ii) if it results in the termination of any one or more Tenant Leases having an annual rental income in the aggregate exceeding $150,000 or (iii) if it results in the right of any party (other than Rouse Parties) to any COREA to cease such party's operations at any Mall. The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a taking.

       (d)  The provisions of this Section 8 shall survive the Closing.

  9.   Brokerage.  Rouse Parties and Fourmall each represent and warrant to one
       ---------
other that it has not dealt with any broker or other intermediary in connection with or relating to the sale and purchase which is the subject of this Agreement. Rouse Parties and Fourmall shall each defend, indemnify and hold the other harmless from and against any and all liability, claim, charge or damages, including without limitation, reasonable counsel fees and court costs, incurred by the other as a result of any breach by the indemnitor of the foregoing representation. The provisions of this Section 9 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

  10.  Tax Reduction Proceedings.  Rouse Parties shall not, without the prior
       -------------------------
written consent of Fourmall, which consent shall not be unreasonably withheld or delayed, commence, withdraw, compromise or settle any proceedings for the reduction of the assessed valuation of the Premises for any fiscal period in which the Closing is to occur or any later period, but may enter into a settlement or a compromise of real estate taxes or assessments for any fiscal period prior to the fiscal year in which the Closing is to occur unless such settlement or compromise would materially and adversely affect the fiscal period in which the Closing is to occur and/or any subsequent fiscal period. Any refund or the savings for any year or years prior to the tax year in which the Closing occurs, to the extent not payable to any Tenants pursuant to the terms of any Tenant Leases, shall belong solely to Rouse Parties. Any refund or the savings for the tax year in which the Closing occurs, to the extent not payable to any Tenants pursuant to the terms of any Tenant Leases, shall be prorated as of the Closing Date between Rouse and the LLC. Any refund or the savings for any period after the tax year in which the Closing occurs shall belong solely to the LLC. From and after the Closing, the Owner LLCs shall have the right to receive any refund payable to any Tenant and to distribute such refunds to such Tenants in accordance with the terms of their respective Tenant Leases. In the event Rouse Parties shall receive any refund from any governmental or taxing authority which refund is payable to a Tenant under its Tenant Lease or to Fourmall or any Owner LLC in accordance with the terms hereof, such funds shall be deemed to be trust funds and Rouse Parties agree to hold same in trust and to promptly deliver such funds to the LLC. Fourmall and Rouse Parties shall each execute all consents, receipts, assignments, instruments and documents which may reasonably be requested in order to facilitate settling such proceedings and collecting the amount of any refund or tax savings. The provisions of this Section 10 shall survive the Closing.

  11.  Recording Charges and Transfer Taxes. Rouse shall pay thirty-five
       ------------------------------------
percent (35%) and Fourmall shall pay sixty-five percent (65%) of all state and local deed taxes, real property transfer taxes, if any (other than any of Rouse Parties' franchise or income taxes which shall be paid by Rouse), title insurance premiums for title insurance (including, without limitation, the cost of reinsurance and endorsements) in the amounts set forth on Exhibit G, survey costs, and all recording charges and fees (the "Charges"). Rouse and Fourmall shall each pay the costs and expenses of its legal counsel, accountants, experts and Representatives incurred in connection with the transaction contemplated by this Agreement. Fourmall shall pay the costs and expenses of its due diligence investigations. Rouse shall pay all the costs and expenses in connection with the Mortgages (including, without limitation, any transfer fees, processing fees, any Existing Lender's costs or any other expense payable to any Existing Lender as a result of the transactions contemplated hereunder, including, but not limited to, any reorganization of the interests of Rouse and its Affiliates in connection therewith), except that if Closing is consummated with respect to Bridgewater Commons, the Four Hundred Fifty Thousand Dollar ($450,000) commitment fee paid in connection with that certain permanent financing in the amount of One Hundred Fifty Million Dollars ($150,000,000) covering Bridgewater Commons, shall be shared by Rouse and Fourmall on a pro rata basis in accordance with the percentage interest of each party in the LLC as of the Closing Date. The provisions of this
Section 11 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

  12.  Representations and Warranties.
       ------------------------------

      (a) Rouse represents and warrants to Fourmall that:

          (i) Rouse is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Rouse has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

          (ii) The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The LLC has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

          (iii) Each of the Owner LLCs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, and is qualified to do business in the State in which that portion of the Property it owns is located. Each of the Owner LLCs has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

          (iv) Except as set forth on Exhibit E annexed hereto and made a part
                                      ---------
hereof and except for (a) obligations under the Tenant Leases, Operating Agreements, Ground Leases, COREAs, the Permitted Encumbrances or the Loan Documents other than obligations required to be performed prior to Closing,
(b) obligations under the Laws other than obligations required to be performed prior to Closing, (c) accounts payable in the ordinary course of business for which adjustments are made pursuant to Section 21 hereof, (d) the Qualified Liabilities (which Rouse hereby covenants shall be satisfied from the Fourmall Initial Capital Contribution, or (e) any other matter specifically disclosed in this Agreement, there are no Liabilities of the LLC, the Owner LLCs, the Holding LLCs or the Property (including, but not limited to, Liabilities for Taxes relating to any period prior to the date hereof).

          (v) Each of the Holding LLCs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, and each is qualified to do business in any state in which it is required to be qualified by virtue of its business operations. Each of the Holding LLCs has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

          (vi) Rouse and HRD are all of the members of the LLC. Upon the admission of Fourmall to the LLC as an additional member of the LLC on the terms contemplated under this Agreement and the Amended and Restated LLC Agreement, attached hereto as Exhibit Z, HRD shall withdraw from the LLC as a member
                   ---------
thereof such that Rouse and Fourmall will be all of the members of the LLC and will hold all of the membership interests in the LLC. Rouse and HRD own all of such membership interests in the LLC (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of the LLC) free and clear of any Liens. Rouse has the full and unrestricted right, power and authority to cause the LLC to issue the Fourmall LLC Interests to Fourmall free and clear of any Liens and to admit Fourmall as a member of the LLC with respect to the Fourmall LLC Interests pursuant to all of the terms and conditions of the LLC Agreement. Neither Rouse nor HRD has sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in the LLC, there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in the LLC.

         (vii) The LLC is the sole member of the Holding LLCs (except for TTC
SPE) and Fashion LLC. The LLC owns all of the membership interests of the Holding LLCs (except for TTC SPE) and Fashion LLC (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of any Holding LLC and Fashion LLC) free and clear of any Liens, and has the absolute right, power and capacity, subject to the Lenders' Consents, to sell, assign, convey, transfer and deliver the same, free and clear of any Liens. The LLC has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in the Holding LLCs or Fashion LLC, and there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in any of the Holding LLCs or Fashion LLC.

          (viii) Park Meadows Holding is the sole member of Park Meadows LLC. Except for the Hypo Bank Lien, Park Meadows Holding owns all of the membership interests of Park Meadows LLC (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of Park Meadows LLC) free and clear of any Liens, and has the absolute right, power and capacity, subject to the Lenders' Consents, to sell, assign, convey, transfer and deliver the same, free and clear of any Liens. Except for the Hypo Bank Lien, Park Meadows Holding has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in Park Meadows LLC and, except for the Hypo Bank Lien, there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in Park Meadows LLC.

          (ix) Bridgewater Holding is the sole member of Bridgewater LLC. Bridgewater Holding (1) owns all of the membership interests of Bridgewater LLC (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of Bridgewater LLC) free and clear of any Liens, and (2) has the absolute right, power and capacity, subject to the Lenders' Consents, to sell, assign, convey, transfer and deliver the same, free and clear of any Liens. Bridgewater Holding has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in Bridgewater LLC and there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in Bridgewater LLC.

          (x) Towson Holding owns ninety-nine and one-half percent (99-1/2%) of the membership interests of Towson LLC (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of Towson LLC) free and clear of any Liens, and has the absolute right, power and capacity, subject to the Lenders' Consents, to sell, assign, convey, transfer and deliver the same, free and clear of any Liens. Towson Holding has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in Towson LLC and there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in Towson LLC.

          (xi) TTC SPE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. TTC SPE has the full power and authority to own lease and operate its assets and properties and to conduct its business as now being conducted. The LLC owns ninety-nine percent (99%) of the membership interests in TTC SPE (including, without limitation, subscriptions and other rights to purchase or acquire any membership interest of TTC SPE) free and clear of any Liens, and has the absolute right, power and capacity, subject to the Lenders' Consents, to sell, assign, convey, transfer and deliver the same, free and clear of any Liens. The LLC has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in TTC SPE and there are no outstanding warrants, options, rights, agreement, calls or other commitments relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any interest in, an interest in TTC SPE. TTC Member holds one percent (1%) of the membership interests in TTC SPE, which, together with the membership interests in TTC SPE owned by the LLC, represent all of the membership interests in TTC SPE.

          (xii)  Annexed hereto as Exhibit H and made a part hereof is a
                                   ---------
complete list of the LLC Documents as the same may have been modified and/or amended. The LLC Documents are in full force and effect and have not been modified, supplemented or amended and there shall be no amendments thereto prior to the Closing Date. True and correct copies of the LLC Documents have been delivered by Rouse to Fourmall on or prior to the date hereof.

          (xiii)  With respect to each Holding LLC and each Owner LLC, annexed hereto as Exhibit H-1 and made a part hereof is a complete list of all of the
           -----------
documents governing the organization and structure of each respective limited liability company, as the same may have been modified and/or amended, including, but not limited to (1) the articles of organization or certificates of limited liability company, (2) the limited liability company agreements or operating agreements (as the same may have been amended or modified) and (3) all documents evidencing the authority of such Holding LLC and Owner LLC to conduct business in any state other than the state of its organization. Each of the foregoing documents are in full force and effect and have not been modified, supplemented or amended and there shall be no amendments thereto prior to the Closing Date. True and correct copies of all of the foregoing documents have been delivered by Rouse to Fourmall on or prior to the date hereof.

          (xiv) Neither Rouse Parties nor the LLC have taken any action inconsistent with the treatment of any Holding LLC or any Owner LLC as a "disregarded entity," or the LLC as a partnership, for federal income tax purposes. Rouse Parties and the LLC have each paid all Taxes due and owing with respect to the LLC, the Owner LLCs and the Holding LLCs and have not received from any authority any written notice (i) of underpayment of any such Taxes,
(ii) that any Actions relating to the tax liability or tax status of any of the foregoing entities are pending, (iii) that the institution of any such Action is contemplated by any authority and (iv) that Rouse Parties and the LLC have waived restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations with respect to the taxation of the LLC, the Owner LLCs and the Holding LLCs.

          (xv) This Agreement constitutes the legal, valid and binding obligation of Rouse, enforceable against Rouse in accordance with its terms. Rouse has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (xvi) This Agreement constitutes the legal, valid and binding obligation of each of the Owner LLCs, enforceable against each of the Owner LLCs in accordance with its terms. Each of the Owner LLCs have taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (xvii) This Agreement constitutes the legal, valid and binding obligation of each of the Holding LLCs, enforceable against each Holding LLC in accordance with its terms. Each of the Holding LLCs has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (xviii) The execution and delivery of this Agreement and the performance by Rouse of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Rouse or the Property, including, without limitation, the United States of America, the States of Maryland or Nevada, any state in which any portion of the Property is located or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Rouse is a party or by which Rouse or the Property is bound or affected.

          (xix) The execution and delivery of this Agreement and the performance by each of the Owner LLCs of their respective obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over any Owner LLC or the Property, including, without limitation, the United States of America, the State of Maryland, the state in which any portion of the Property is located or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which any Owner LLC is a party or by which any Owner LLC or any portion of the Property is bound or affected.

          (xx) The execution and delivery of this Agreement and the performance by each of the Holding LLCs of their respective obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over any Holding LLC or the Property, including, without limitation, the United States of America, the State of Maryland, the state in which any portion of the Property is located or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which any Holding LLC is a party or by which any Holding LLC or any portion of the Property is bound or affected.

          (xxi) Neither the Property, nor Rouse Parties, nor the LLC is a party to, or is subject to or bound by, any agreement (other than the Loan Documents), judgment, order, writ, injunction or decree of any court or governmental body that could prevent the performance of all or any of the terms of this Agreement, or with respect to which the performance by Rouse Parties of their respective obligations under this Agreement would create a Default under any of the Documents.

          (xxii) Rouse Parties have no knowledge of any Federal, State, County, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property or of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property.

          (xxiii) Except for the rights of Hypo Bank set forth in the Loan Documents relating to the Hypo Bank Lien, no Person has any conditional or unconditional right and/or option to purchase the Property or any membership interests in Rouse Parties or the LLC and/or net lease the Property (or any portion thereof), and/or right of first refusal or offer to purchase the Property (or any portion thereof) or any membership interests in Rouse Parties or the LLC.

          (xxiv) Neither Rouse Parties, nor the LLC, nor any of their respective members has (i) made a general assignment for the benefit of its creditors,
(ii) admitted in writing its inability to pay its debts as they mature,
(iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect, (iv) taken, failed to take or submitted to any action indicating a general inability to meet its financial obligations as they accrue, or (v) received actual notice or has knowledge of the pending or threatened bankruptcy of any of the Tenants (except as set forth on Exhibit M attached hereto and made a part hereof) or any party to a
         ---------
COREA. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Rouse Parties or the LLC or any of their respective members or any of its or their debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking appointment of a receiver, trustee, custodian or other similar official for it or any of its members for all or any substantial part of its or their property.

          (xxv) No leasing commission is now or will hereafter become due or owing in connection with any of the Tenant Leases, including, without limitation, in connection with any renewals or extensions of the term thereof, except as disclosed on Exhibit I attached hereto.
                       ---------

          (xxvi) To the actual knowledge of Rouse Parties, the Premises and the current use, occupation and condition thereof are in compliance with and do not violate any applicable deed restrictions or other covenants, restrictions or agreements (including, without limitation, any of the Permitted Encumbrances), site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Premises and Rouse Parties have not received any notice of such noncompliance or violation. Rouse Parties are not in Default under any Permitted Encumbrance and, to their actual knowledge, have satisfied and are otherwise in full compliance with the covenants, conditions, obligations, restrictions and requirements set forth in the Permitted Encumbrances and Rouse Parties have not received any notice of such Default or noncompliance. All work, development, construction and improvements performed or required pursuant thereto, whether by Rouse Parties or, to the best of Rouse Parties' knowledge, any predecessor in interest of any of the foregoing, have been completed and paid for in conformity therewith. All current assessments, dues, charges and other payments required under any of the Permitted Encumbrances have been paid in full and Rouse Parties are not in arrears with respect to any such payments.

         (xxvii) Except (1) as set forth on the current tax bills, copies of which are annexed hereto and made a part hereof as Exhibit J, which copies are
                                                   ---------
true and complete copies of such tax bills, (2) PIFs (as hereinafter defined) at Park Meadows and (3) payments required under the Bridgewater Revised Contract, there are no special assessments or charges which have been levied against the Property or which will result from work, activities or improvements done to the Property, nor do Rouse Parties know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in any such special assessments.

          (xxviii) Except for the Property Management Agreements, there is no contract or agreement with any third party for the management of the Property or any portion thereof which will be binding on any of the Owner LLCs as of the Closing Date.

          (xxix) (1) Except as set forth in the environmental reports and other written materials listed in Exhibit K annexed hereto and made a part hereof
                            ---------
(the "Reports"), to the actual knowledge of Rouse Parties, Rouse Parties and the Property have, and through the Closing Date will have, complied in all material respects with all Environmental Laws (as hereinafter defined). To the actual knowledge of Rouse Parties, Rouse Parties have obtained and will maintain through the Closing Date all Licenses and Permits which are required with respect to the operation of the Property under any Environmental Laws.

                 (2) Except as set forth in the Reports, to the actual knowledge of the Rouse Parties, the Property and Rouse Parties are in compliance in all material respects with all Licenses and Permits required by any Environmental Laws, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Rouse Parties have delivered or, in the case of any environmental studies so identified in Exhibit K, made readily available to Fourmall, true and
              ------- -
complete copies of all-environmental studies relating to the Property in Rouse Parties' possession.

                 (3) Except as set forth in the Reports, there is no pending, nor, to the actual knowledge of the Rouse Parties, threatened Action, demand, claim, hearing, notice of violation, notice or demand letter that affects or applies to any Owner LLC, Holding LLC or the Property relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                 (4) Except as set forth in Exhibit K, to the actual knowledge
                                            ---------
of the Rouse Parties, there are no past or present events, conditions, circumstances, activities, practices, incidents actions or plans which may reasonably be expected to interfere with or prevent compliance or continued compliance by any of the Owner LLCs with any Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by any Owner LLC of any pollutant, contaminant, chemical, or industrial, toxic or Hazardous Substance or Waste (as hereinafter defined).

                 (5) Except as set forth in the Reports, to the actual knowledge of the Rouse Parties, there has been no emission, spill, release or discharge from the Property or by any Owner LLC at any other location or disposal site, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Property of any toxic or hazardous substances or wastes used, stored, generated, treated or disposed at or from any of the Assets (any of which events is hereinafter referred to as "Hazardous Discharge"), and the Property is free of all toxic or hazardous substances or wastes except for paints, cleaning materials, fertilizer, pesticides, fuels and lubricants or similar materials in amounts customarily used by prudent owners and tenants in the maintenance of their properties, all of which are being used, stored, handled, transported, generated and disposed of in compliance with applicable Environmental Laws.

                 (6) To the actual knowledge of the Rouse Parties, except as set forth in Exhibit K, there have not been any complaints, order, directive, claim,
         ---------
citation or notice with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting Rouse Parties or the Property, including, without limitation, Environmental Laws.

                 (7) Neither the Property nor any portion thereof is now or, to the actual knowledge of the Rouse Parties, has ever been a Super-Fund Site. Except as set forth in the Reports, to the actual knowledge of the Rouse Parties, there are no underground storage tanks located on the Property.

                 (8) If Rouse Parties receive any notice from any governmental quasi-governmental authority, or any other person or entity with regard to any Hazardous Substances or Hazardous Discharges on, from, or affecting the Property, Rouse Parties shall immediately notify Fourmall in writing.

          (xxx)  Exhibit L annexed hereto and made a part hereof sets forth
                 ---------
each of the Operating Agreements to which the Owner LLCs or the Property are a party, subject or bound. Each of the Operating Agreements is a valid and subsisting Operating Agreement of all of the parties thereto in full force and effect without modification. Each Owner LLC has performed all obligations required to be performed by it and is not in default under any Operating Agreement to which it is a party, by assumption or otherwise. To the best knowledge of the Rouse Parties, no other party is in default under any such Operating Agreement. Rouse Parties have delivered to Fourmall true, correct and complete copies of the Operating Agreements. Neither the LLC nor any of the Holding LLCs is a party to any lease, contract, agreement or other obligation other than the Operating Agreements and the Tenant Leases. None of the Operating Agreements are between an Owner LLC and any Affiliate of Rouse.

          (xxxi) All of the Tenant Leases to which any Owner LLC is a party (by assignment or otherwise) in existence on the date hereof have been delivered to Fourmall. The copies of the Tenant Leases that have been delivered by Rouse Parties to Fourmall are true, correct and complete. Exhibit M sets forth all
                                                     ---------
Tenant Leases to which any Owner LLC is a party and, to the best of the Rouse Parties' knowledge and belief, all subleases, occupancies and tenancies and all amendments and supplements thereto in existence on the date hereof; to the knowledge of Rouse Parties, the Tenant Leases are in full force and effect; to the knowledge of Rouse Parties, there are no parties in possession of the Property, except the Tenants and any subtenants disclosed in Exhibit M or Exhibit N; except as set forth
                            ---------    ---------
in Exhibit M, all tenant improvements required under the Tenant Leases
   ---------
to be completed by the date hereof by the landlord thereunder have been completed and all tenant allowances required under the Tenant Leases to be paid in full as of the date hereof have been paid in full; except as set forth in Exhibit M, there are no unsatisfied "Take-Over" space obligations or "Take-Back"
---------
space obligations ("Take-Over" space obligations means rent obligations of the Tenant in other buildings assumed by the landlord and "Take-Back" space obligations means obligations imposed upon the landlord to sublet or otherwise be responsible for the obligations of a Tenant under a Tenant Lease); except as set forth in Exhibit M or Exhibit N, to the knowledge of Rouse Parties, there
             ---------    ---------
are no disputes with Tenants as to the amount of their rent or other charges (including, without limitation, charges for common area maintenance) under any Tenant Lease; except as set forth in the Tenant Leases, no Tenant has any option to cancel its Tenant Lease; except as set forth on Exhibit M, there is no
                                                   ---------
Default by the landlord under any Tenant Leases and Rouse Parties have not received from any Tenant any written notice claiming any default by the landlord under its Tenant Lease; except as set forth in Exhibit M, Rouse
                                                        ---------
Parties have not delivered to any Tenant any written notice claiming a default by Tenant under its Tenant Lease; to the best knowledge of Rouse Parties there are no circumstances which, after notice and the expiration of any applicable grace period, would constitute a default by either landlord or any Tenant under any of the Tenant Leases; except as set forth on Exhibit M or Exhibit N,
                                                 ---------    ---------
no Tenant has asserted, or has any defense to, offsets or claims against rental payable or obligations under any Tenant Lease; no guarantor of any Tenant Lease has been released or discharged, voluntarily (or to the best of Rouse Parties' knowledge, involuntarily, or by operation of law) from any obligation related to such Tenant Lease.

          (xxxii)  Attached hereto as Exhibit N is a rent roll and security
                                      ---------
deposit schedule (the "Rent Roll") for all Tenant Leases in effect as of the date hereof. The Rent Roll shall contain the following information with respect to each Tenant Lease: (1) name of Tenant, (2) rentable space (as specified in the related Tenant Lease), (3) base annual rent payable, (4) annual percentage rent payable and percentage rent break point, (5) amounts of common area maintenance charge and real property taxes payable (and if not based on a pro rata share, the method by which such amounts are billed) (6) frequency rent is payable if other than monthly, (7) amount of security deposit, if any,
(9) intentionally omitted, (10) commencement date, (11) expiration date,
(12) renewal options, (13) rent per square foot, and (14) any other material information available to Rouse Parties with respect to any Tenant Lease in addition to the foregoing items, including, but not limited to, such additional information previously provided by Rouse to Fourmall with respect to any Tenant Lease. All security deposits are held by or on behalf of the Owner LLCs. For purposes of this Agreement, "Percentage Interest" means the percentage interest or pro-rata share for each Tenant under its Tenant Lease with respect to that portion of the Premises for which such Tenant is responsible for common area maintenance charges or any other charge payable to the landlord under such Tenant Lease. The Percentage Interest for each Tenant has been and is currently calculated accurately and correctly in accordance with the method of calculation prescribed in such Tenant's Tenant Lease.

          (xxxiii)  Except as set forth on Exhibit O attached hereto (the
                                           ---------
"Litigation List"), there are no pending or, to Rouse Parties' actual knowledge, contemplated Actions, affecting all or any portion of the Property or Rouse Parties which are not otherwise covered by insurance and described in Exhibit P attached hereto. The Litigation List contains an accurate summary of the status of all matters shown thereon.

          (xxxiv) (1) Rouse Parties have not received any written notice of any violation of any law (including, without limitation, building code, health and safety or zoning violations), ordinance, judgment, statute, rule, order, decree, writ, injunction or regulation issued by any court or governmental or quasi-governmental authority affecting the Property (collectively, "Violations") and
(2) Rouse Parties have not received any written notice that an investigation has been commenced respecting any such possible Violations.

          (xxxv)  To Rouse Parties' actual knowledge, Exhibit Q attached
                                                      ---------
hereto sets forth the Licenses and Permits held by the Owner LLCs with respect to the Property and necessary to be maintained in connection with the ownership, use, operation, leasing and maintenance of the Premises. To the actual knowledge of Rouse Parties, (a) the Licenses and Permits set forth on Exhibit Q represent
                                                            ---------
all of the licenses and permits necessary to be maintained in connection with the ownership, use, operation, leasing and maintenance of the Premises,
(b) all such Licenses and Permits are in full force and effect and (c) the current use and occupation of any portion of the Premises does not violate any of the Licenses and Permits. Rouse Parties have received no written notice of
(1) any pending or threatened modification or cancellation of any of the Licenses and Permits, (2) that they lack any License or Permit, or (3) the violation of any of the Licenses or Permits.

          (xxxvi)  Exhibit P attached hereto sets forth a true and complete
                   ---------
list and description (including face amount of policy, name of insured, carrier, premium, amount of deductible, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies relating to the Property. All such policies are in amounts customarily deemed to be adequate, and cover all risks customarily insured against, in the type of business conducted by Rouse and all premiums due on such policies have been paid in full. All pending claims (1) made from and after August 1, 1998, if any, against the Property or Rouse Parties which are covered by insurance or (2) made prior to August 1, 1998, if any, against the Property or any predecessor-in-interest to any Rouse Party, to the actual knowledge of Rouse Parties, are being defended by the appropriate insurance companies and are described on Exhibit P. Such insurance
                                                     ---------
to the date hereof has, and to the Closing Date will have, (a) been maintained in full force and effect and (b) not been canceled or changed except to extend the maturity dates thereof. None of the Owner LLCs has received any written notice from any insurance company which has issued a policy with respect to the Premises or from the holder of any mortgage encumbering the Premises requesting or requiring performance of any structural or other major repairs or alterations to the Premises which has not been complied with.

          (xxxvii)  (1)  The list of Personalty set forth in Exhibit R annexed
                                                             ---------
hereto and made a part hereof is true, accurate and complete list of all Personalty having a fair market value (per item) of $10,000 or more. The Personalty has been fully paid for and is not subject to any lien, security interest, mortgage, claim, charge, pledge, restriction, equitable interest, restrictive covenant or encumbrance of any nature ("Liens"), except the Liens securing the Mortgages or any Liens set forth on Exhibit S. The Owner LLCs have
                                        ---------
good and marketable fee or leasehold title to such Personalty free and clear of any Liens, except as set forth on Exhibit S and in those instances where the
                                  ---------
Owner LLC has leasehold title (rather than fee title) to any Personalty listed in Exhibit R, the leases related thereto (including all amendments thereof) are
   ---------
described on Exhibit R.  The Personalty listed in Exhibit R is located on the
             ---------                            ---------
Premises and is the Personalty used in the ownership, use, operation, leasing and maintenance of the Property (other than personal property owned by Tenants).

                    (2) To the actual knowledge of Rouse Parties, all fixtures, machinery, equipment, lighting fixtures and appliances comprising a portion of the Personalty and all heating, air-conditioning, ventilating, electrical and plumbing systems on the Premises are free of material defects and in good working order and comply with the requirements of all applicable Governmental Authorities having jurisdiction thereover, and all Laws, including, without limitation, all Environmental Laws and all Licenses and Permits required thereby have been obtained and are in full force and effect.

          (xxxviii) There are no union or employment contracts or agreements (written or oral) affecting the Premises and there are no employees of Rouse Parties or the LLC, at the Premises or otherwise, who, by reason of any Federal, State, County, municipal or other law, ordinance, order, requirement or regulation, or by reason of any union or other employment contract, written or otherwise, or any other reason whatsoever, would become employees of Fourmall as a result of the transactions contemplated in this Agreement. By the execution of this Agreement, Fourmall is neither expressly nor implicitly assuming any liability, obligation, cost or expense whatsoever with respect to any employment contract, employee benefit plan or arrangement, employment policy or practice, collective bargaining agreement, union contract, employment related claims whether based on statute, common law, tort or otherwise or any other liability relating in any way to employees (collectively, "Employment Liabilities").

          (xxxix)  Annexed hereto as Exhibit T and made a part hereof are the
                                     ---------
financial statements relating to the Property for the two years ended
December 31, 1997, consisting of balance sheets and income statements (collectively, the "Financial Statements"), together with any operating statements and budgets covering periods subsequent to December 31, 1997 (collectively, the "Interim Financial Statements"). The Financial Statements in each case are true and complete with respect to each item therein and fairly present the financial position and results of operations of the Property as at, or for the periods ended on, such dates.

          (xl)  (1)  The Loan Documents constitute all of the material documents instruments executed and delivered by any Person in connection with the Mortgages or the loans secured by the Mortgages currently affecting the Property, or any part thereof; each of the Loan Documents is in full force and effect and has not been modified or amended, except as indicated on Exhibit C;
                                                                    ---------
the Owner LLCs have paid all amounts due under the Loan Documents to the date hereof, and there exists no uncured default under the Loan Documents or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a default thereunder, nor has any borrower under any Loan Document received any notice or other communication claiming that such a default or state of facts exists thereunder. Rouse Parties have delivered to Fourmall true, correct and complete copies of all the Loan Documents.

            (2) IDOT Borrower is borrower of that certain loan in the original principal amount of One Hundred Forty Million and 00/100 ($140,000,000) Dollars made by The Chase Manhattan Bank, secured, by a guaranty from Towson LLC, which guaranty is secured by that certain Indemnity Deed of Trust and Security Agreement, dated October 22, 1998 (the "IDOT"). IDOT Borrower is a wholly-owned subsidiary of Towson LLC. IDOT Borrower has paid all amounts due under the IDOT to the date hereof, including, without limitation, all costs payable by IDOT Borrower in connection with the securitization of the loan secured, in part, by the IDOT (which securitization has been completed). There exists no uncured Default under the IDOT or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor has IDOT Borrower received any notice or other communication claiming that such a Default or state of facts exists under the IDOT. IDOT Borrower, Towson LLC and TTC Member, and TTC SPE (collectively, the "IDOT Parties") are all currently in compliance with all organizational requirements specified for the IDOT Parties in the IDOT, including, without limitation, satisfaction and maintenance of all single purpose entity requirements for the IDOT Parties and the maintenance of an independent director of TTC Member, Inc. The IDOT Borrower has not incurred any Liabilities and is not a party to any agreement, lease or other document creating any obligations other than the Loan Documents that have been executed by the IDOT Borrower.

            (3) Park Meadows Holding has pledged all of its right, title and interest in and to Park Meadows LLC to Hypo Bank, pursuant to that certain Assignment in Respect of Limited Liability Company, dated as of July 31, 1998 (the "Park LLC Assignment"). No Default exists under the Park LLC Assignment and no event or state of facts exists which, with the giving of notice or passage of time, or both, would give rise to a Default thereunder, nor has Park Meadows Holding received any notice or other communication asserting that such a Default or state of facts exists under the Park LLC Assignment.

            (4) Neither Fashion LLC nor Rouse nor any other Owner LLC or Holding LLC thereof has any Liabilities under that certain loan in the original principal amount of $56,000,000 (the "Fashion Loan") from Teachers Insurance and Annuity Association of America to Fashion Place Associates in connection with the obligation of Fashion Place Associates, or any Affiliate thereof, to expend at least $2,000,000 on tenant improvements and capital improvements at Fashion Place Mall within twenty five (25) months after December 14, 1995 (such obligations hereinafter referred to as the "Fashion Expenditure Obligations").

            (5) Neither the LLC, nor the Holding LLCs, nor the Owner LLCs own any subsidiaries or interests in other entities except for Towson LLC's ownership of all of the membership interests in the IDOT Borrower and except as described in the Recitals to this Agreement.

            (6) Hypo Bank is the sole holder of that certain Variable Rate Improvement Revenue Bond Taxable Series 1995, dated August 25, 1995, as amended and restated by that certain Amended and Restated Variable Rate Improvement Revenue Bond Taxable Series 1995, dated September 29, 1997, affecting Park Meadows (collectively, the "PIF Bond"). Norwest Bank Colorado, N.A. ("Trustee") is trustee under that certain Trust Indenture, dated as of August 25, 1995, as amended and restated as of September 29, 1997 (the "Indenture"), executed and delivered by Park Meadows Mall, Ltd., a Colorado limited partnership, in connection with the PIF Bond. The PIF Bond, the Indenture and all other documents executed and delivered by Park Meadows Mall, Ltd. in connection therewith are hereinafter collectively referred to as the "PIF Documents." Except for the Liabilities under the Park LLC Assignment, Park Meadows LLC has assumed all of the Liabilities of Park Meadows Mall, Ltd. and any Affiliate thereof under the PIF Documents. Rouse has delivered to Fourmall on or prior to the date hereof true and correct copies of all of the PIF Documents; the PIF Documents are in full force and effect and have not been modified or amended, except as previously disclosed by Rouse to Fourmall in writing; Park Meadows LLC has paid or caused to be paid all amounts due from Park Meadows LLC under the PIF Documents to the date hereof, and there exists no uncured default by Park Meadows LLC under the PIF Documents or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a default thereunder. Park Meadows LLC has not received any notice or other communication claiming that such a default or state of facts exists thereunder. Copies of each Tenant Lease and the Park COREA have been provided to the Trustee. There have been no amendments or modifications of the limited liability company operating agreement or certificate of formation of Park Meadows LLC made without the written consent of Hypo Bank. To the best knowledge of Rouse, except as set forth in Exhibit V, attached hereto and made a part hereof, all parties required
         ---------
to assess, collect and remit Public Improvement Fee payments ("PIFs") pursuant to the Park COREA or any Tenant Lease are current in such obligations. Rouse Parties have not received any notice from Trustee or Hypo Bank of any party's failure to remit the PIFs required under the Park COREA or a Tenant Lease, as the case may be. The sum of the PIF plus applicable state, county and local sales tax at Park Meadows is less than applicable state, county and local sales tax at that certain shopping mall in the Denver, Colorado area commonly known as Cherry Creek Mall.

            (xli) Neither Rouse Parties nor the LLC has received notice of any judgment, decree, injunction, order, decision, directive, regulation or ruling of any governmental or quasi-governmental authority ("Court Orders") issued against, or binding on, Rouse Parties, the LLC or the Property which do or may affect, limit or control the Property or Rouse Parties' or the LLC's method or manner of doing business. Neither Rouse Parties nor the LLC is in default with respect to any Court Order. Neither Rouse Parties, the LLC nor the Property is a party to, or is subject to or bound by, any Court Order or Operating Agreement that could prevent the performance of all or any of the terms of this Agreement, or with respect to which the performance by Rouse Parties of the obligations of Rouse Parties under this Agreement would create a Default under any document included within the definition of the term "Property" as defined herein.

            (xlii) To the actual knowledge of Rouse Parties, each Owner LLC has complied and is in compliance with, and the Property, and the current use, occupation and condition thereof, do not violate any and all Court Orders and Laws of any Governmental

Authority applicable to such Owner LLC or the Property, including, without limitation, Laws relating to zoning, building codes, antitrust, occupational safety and health, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining, withholding and social security taxes, except as disclosed on Exhibit U annexed hereto and
                                                  ---------
made a part hereof. Rouse Parties have not received notice of any noncompliance or violation of any such Court Orders and Laws.

            (xliii)  Intentionally deleted.

            (xliv) To the actual knowledge of Rouse Parties, all documents, amendments, side letters and material notices affecting the Ground Leases have been delivered to Fourmall. To the actual knowledge of Rouse Parties, the copies of the Ground Leases delivered to Fourmall are true, correct and complete. Exhibit A-2(a) sets forth descriptions of all Ground Leases affecting the
--------------
Premises. All of the Ground Leases are in full force and effect; there are no disputes with any Ground Lessor (as hereinafter defined) as to the amount of the rent due under any Ground Lease or the performance of any other obligation under the Ground Leases; Fashion LLC is not in Default under any Ground Lease and has not received from any Ground Lessor any written notice claiming a Default by Fashion LLC under any Ground Lease; Fashion LLC has not delivered to any Ground Lessor any written notice claiming a Default by such Ground Lessor under any Ground Lease; to the best knowledge of Fashion LLC there are no circumstances which, after notice, the expiration of any applicable grace period, or both, would constitute a default by either Fashion LLC or any Ground Lessor under any Ground Lease; there are no additional sums due to any Ground Lessor under any Ground Lease except as set forth in Exhibit A-2(b) annexed
                                                     --------------
hereto and made a part hereof.

            (xlv) All water, storm and sanitary sewer, gas (if applicable), electricity, telephone and other utilities serving the Premises are (a) supplied directly to the Premises by facilities of public utilities through lands as to which public or private easements exist that will continue to inure to the benefit of the applicable Owner LLC, (b) to the actual knowledge of Rouse Parties, adequate to service the normal operations of the Premises, and (c) the cost of installation of such utilities has been fully paid, except insofar as installation or capital costs of utility service is reflected in ongoing front foot benefit assessments.

            (xlvi) To the actual knowledge of the Rouse Parties, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Buildings have been paid in full. To the actual knowledge of the Rouse Parties, the roofs and basements of the Buildings are watertight and free of leaks and there are no material structural defects, latent or patent, at the Premises. Except as expressly set forth in this Agreement, Rouse Parties have not made any verbal or written representations or warranties whatsoever with respect to the physical condition of the Property.

            (xlvii) To the actual knowledge of Rouse Parties, the Premises are served by public roads which have been completed and are physically and legally open for use by the public, and the applicable Owner LLC has full access to and the right to use such roads freely.

            (xlviii) To the actual knowledge of Rouse Parties, the Surveys set forth the number of parking spaces at the Premises for automobiles, which spaces are sufficient to comply with all Laws and all parking commitments made by the Owner LLCs under any Tenant Leases or other documents, including, but not limited to (1) the COREAs and (2) the Bridgewater Redevelopment Plan (with respect to Bridgewater Commons); with respect to Park Meadows, there is now and there will be upon the completion of the Penney Building (as hereinafter defined) in accordance with existing plans and specifications sufficient parking spaces to comply with all Laws and all parking commitments made by the Park Meadows LLC under any Tenant Leases or other documents, including, but not limited to the Park COREA.

            (xlix)  Intentionally deleted.

            (l) Each Mall (other than those portions owned by a party to any COREA that is not an Owner LLC) is assessed for real estate tax purposes as one wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such lot, and no other land or improvements (including, without limitation, any portion of a Mall owned by a party to a COREA other than an Owner LLC) is assessed and taxed together with any portion of each Mall owned by an Owner LLC or any portion thereof.

            (li) (1) The Pedestrian Bridge Agreement is in full force and effect and has not been modified or amended; Towson LLC has paid all amounts due under the Pedestrian Bridge Agreement to the date hereof, if any, has performed all of its obligations thereunder and, to the best of Rouse's knowledge, there exists no uncured Default under the Pedestrian Bridge Agreement or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to the Pedestrian Bridge Agreement received any notice or other communication claiming that such a Default or state of facts exists thereunder.

                 (2) Each COREA is in full force and effect and has not been modified or amended; each Owner LLC has paid all amounts due under each applicable COREA to the date hereof, if any, has performed all of its obligations thereunder and, to the best of Rouse's knowledge, there exists no uncured Default under any COREA or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to any COREA received any notice or other communication claiming that such a Default or state of facts exists thereunder. Each respective Owner LLC is the "Operator" (as such term is defined in each applicable COREA) under its respective COREA. No Owner LLC has received a notice of dissatisfaction or notice of delinquency under the COREA to which it is a party. To the extent permitted under the COREAs, each applicable Owner LLC (or its respective predecessor-in-interest) has established a Marketing Fund (as such term is defined in the COREAs) and every other party to the COREAs is currently contributing its respective allocable share of the expenses of such Marketing Fund; none of the Owner LLCs is in Default of its obligations with respect to any Marketing Fund. None of the easements granted under any COREA for the benefit of an Owner LLC (or its predecessor-in-interest) have been terminated or, to the actual knowledge of Rouse Parties, are currently terminable by the grantor of such easement under the terms of the applicable COREA. Rouse Parties (and to the actual knowledge of Rouse Parties, any predecessor-in-interest thereof), have not received any notice from any party to a COREA of such party's intent to terminate any easement granted under a COREA for the benefit of an Owner LLC (or its predecessor-in-interest).

            (3) The Bridgewater Redevelopment Plan is in full force and effect and has not been modified or amended; Bridgewater LLC has paid all amounts due under the Bridgewater Redevelopment Plan to the date hereof, if any, has performed all of its obligations thereunder required to be performed through and including the date hereof; there exists no uncured Default under the Bridgewater Redevelopment Plan or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to the Bridgewater Redevelopment Plan received any notice or other communication claiming that such a Default or state of facts exists thereunder.

            (4) The Bridgewater Declaration is in full force and effect and has not been modified or amended; Bridgewater LLC has paid all amounts due under the Bridgewater Declaration to the date hereof, if any, has performed all of its obligations thereunder and, to the best of Rouse's knowledge, there exists no uncured Default under the Bridgewater Declaration or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to the Bridgewater Declaration received any notice or other communication claiming that such a Default or state of facts exists thereunder.

            (5) The Detention Basin Agreement is in full force and effect and has not been modified or amended; Bridgewater LLC has paid all amounts due under the Detention Basin Agreement to the date hereof, if any, has performed all of its obligations thereunder and, to the best of Rouse's knowledge, there exists no uncured Default under the Detention Basin Agreement or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to the Detention Basin Agreement received any notice or other communication claiming that such a Default or state of facts exists thereunder.

            (6) The Township of Bridgewater, New Jersey has issued Certificates of Completion and executed and delivered a quit claim deed and Release of Right of Reverter with respect to all of the property and improvements constituting the "Initial Phase I Improvements" (as such term is defined in the Bridgewater Revised Contract) of Bridgewater Commons.

            (7) The County of Douglas, Colorado has issued a final acceptance letter for each applicable phase of Park Meadows, as described in that certain Subdivision Improvements Agreement (the "SIA"), recorded on September 14, 1995, in Book 1288 at Page 888, in the official records of Douglas County, as amended and/or assigned. Park Meadows LLC is in full compliance with the terms and conditions of the SIA.

            (8) Neither Park Meadows LLC nor, to the best knowledge of Rouse, any predecessor-in-interest of Park Meadows LLC, has agreed to any amendment or modification of any provision of the Park COREA relating to PIFs under the PIF Bond other than such an amendment or modification which has been approved by Hypo Bank in writing. Not more than ten percent (10%) of the floor area of the Developer (as defined in the Park COREA) mall stores at Park Meadows is currently being operated for service-type uses.

            (9) The Seven Hundred Fifty Thousand Dollar ($750,000) termination fee payable to Mervyn's pursuant to that certain Termination of Rights Agreement, dated as of February 17, 1998, between Fashion Place Associates and Mervyn's ("Termination of Right Agreement") with respect to Fashion Place Mall was timely made and the Termination of Rights Agreement has become effective.

            (10) The Bridgewater Revised Contract is in full force and effect and has not been modified or amended; Bridgewater LLC has paid all amounts due under the Bridgewater Revised Contract to the date hereof, if any, and has performed all of its obligations thereunder required to be performed through and including the date hereof; there exists no uncured Default under the Bridgewater Revised Contract (including, without limitation, with respect to Phase II (as such term is defined in the Bridgewater Revised Contract) or event or state of facts which, with the giving of notice or passage of time, or both, would constitute a Default thereunder, nor, to the best of Rouse's knowledge, has any other party to the Bridgewater Revised Contract received any notice or other communication claiming that such a Default or state of facts exists thereunder.

      (lii) Rouse Parties do not know of any facts or circumstances not disclosed to Fourmall which indicate that Rouse Parties, the LLC or the Property may be materially adversely affected or which otherwise should be disclosed to Fourmall in order to make any of the representations or warranties made herein on the part of Rouse Parties not misleading in any material respect. No representation or warranty by Rouse Parties or by any Affiliates or consultants, accountants, auditors, attorneys, agents, employees and other representatives thereof ("Representatives") contained in this Agreement, and no statement made by Rouse Parties or any Representative of the foregoing contained in any exhibit, certificate or other instrument furnished to Fourmall under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in any material respect.

      (liii) For purposes of Section 514(c)(9) of the Code, after taking into account Section 514(c)(9)(G) or other applicable exemption:

              (1) The Premises are not currently, and will not be at the time of the Closing, leased to any Rouse Party, the LLC or any constituent member of any of the foregoing or any entity which bears a relationship to any of the foregoing or any constituent member of any of the foregoing described in Section 267(b) or Section 707(b) of the Code, and

              (2) Neither the Premises nor any interest in the LLC is being acquired from, and at the time of the Closing the Premises will not be leased to, any person which (i) bears a relationship described in subparagraph (C), (E) or (G) of
Section 4975(e)(2) of the Code to (x) any plan, fund, arrangement, program or account (each, a "Plan") having an interest in the Commingled Pension Trust Fund (J.P. Morgan Strategic Property Fund) of Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated December 9, 1960, as amended, or (y) New York State Teachers' Retirement System ("NYSTRS") or (ii) bears a relationship described in subparagraph (F) or (H) of Section 4975(e)(2) of the Code to any person which bears a relationship described in subparagraph (C), (E) or (G) of Section 4975(e)(2) of the Code to any Plan referred to in clause (x) above or to NYSTRS; provided, however, that for purposes of the immediately preceding clauses (i) and (ii), any relationship to subparagraph (G) of Section 4975(e)(2) of the Code shall be determined as though such subparagraph cross-referenced only subparagraphs (C) and (E) (and not subparagraphs (A), (B) and (D)).

          (liv) No proceedings for the correction of the assessed valuation of the Premises (the "Proceedings") have been filed on behalf of any Owner LLC and is pending, other than as set forth in Exhibit X annexed hereto and
                                       ---------
made a part hereof. No party hereto shall agree to any settlement or termination of the Proceedings without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

          (lv) During the twelve (12) months preceding the date hereof, there have been no revenues, receipts or other items of gross income accruing to Rouse Parties relating to the Property and there are no contractual or other arrangements currently in effect under which it is anticipated there will or could be any revenues, receipts or items of gross income accruing to Rouse Parties relating to the Property, except for (1) payments under the Tenant Leases of "rents from real property" within the meaning of Section 512(b)(3) of the Code, (2) cost reimbursements and (3) any receipts listed on Exhibit Y,
                                                                 ---------
attached hereto and made a part hereof.

          (lvi) Construction of a foundation pad at Park Meadows (the "Pad") was completed by the predecessor-in-interest of Park Meadows LLC on certain land to be transferred to Penney (the "Penney Parcel") and the Pad has been delivered to Penney. Penney is currently constructing a building having at least one hundred thousand (100,000) square feet of floor space (the "Penney Building") on the Pad. The Penney Building shall be completed on or about May 3, 1999. Each of the parties to the Park COREA have approved the construction of (1) the Pad, (2) the Penney Building and (3) the parking structure constructed in connection with the construction of the Penney Building (the "Parking Structure"). Penney shall agree to be bound by the terms of the Park COREA, including, but not limited to, assessment, collection and remittance to the Trustee of PIFs. In connection with the construction of the Penney Building, THCI has completed and paid for in full all of the costs attributable to following items: (x) the construction of the Parking Structure (which Rouse represents has not less than the number of parking spaces required under the Park COREA and the undated separate agreement between Penney and Park Meadows LLC (the "Penney Agreement")), (y) the construction of a pedestrian bridge and (z) the costs of the Developer under the Penney Agreement, for (1) extension of utility lines to the Penney Store,
(2) installation and paving of all parking areas, roadways, sidewalks and other common facilities, (3) installation of exterior illumination, (4) installation of storm drainage and/or sanitary sewer systems, (5) installation of landscaping and (6) connection of the Penney Store to the Developer's court and enclosed mall in accordance with plans previously approved by Penney, each of the foregoing items (x) through (z) consistent with the requirements of the Penney Agreement, the Park COREA and the proposed third amendment to the Park COREA in the form of the draft dated January 25, 1999 previously delivered by Rouse to Fourmall (the "Draft Third Amendment), a copy of the cover page of which is annexed hereto as Exhibit EE and made a part hereof. The only outstanding obligations of the
----------
Developer under the Park COREA with respect to the construction of the Penney Building are (a) the recording of the amended plat of Park Meadows Mall, (b) the execution and recording of the Third Amendment to the Park COREA, (c) the preparation and distribution of a revised survey of Park Meadows Mall, (d) the delivery of a deed and related closing documents for the Penney Parcel, (e) the delivery to Penney of a title insurance policy with respect to the Penney Parcel and (f) the land swap transaction with Dillard described in subsection (lviii) below.

          (lvii) Except for the Penney Building, all certificates of occupancy have been issued for all Buildings and, to the actual knowledge of Rouse Parties, for all tenant spaces, if applicable.

          (lviii) No consideration is due or payable from the LLC, any Holding LLC or any Owner LLC to Dillard in connection with Dillard's transfer to Penney of the portion of its land at Park Meadows Mall marked as "Parcel A" on the diagram annexed hereto as Exhibit II and made a part hereof, other than the
                          ----------
transfer to Dillard of a portion of the land at Park Meadows Mall owned by Park Meadows LLC marked as "Parcel B" on Exhibit II.
                                            ----------
      (b) The representations and warranties of Rouse contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. To the extent any matter or item is separately and clearly identified in the operating budget delivered to Fourmall in connection with the Closing, such matter or item shall be deemed to have been disclosed by Rouse to Fourmall. In the event facts and circumstances change from and after the date of this Agreement which facts and circumstances formed the basis of any representation or warranty of Rouse set forth in this Agreement, Rouse shall promptly notify Fourmall and Rouse shall modify, update and/or supplement any such representations and/or warranties, exhibits and schedules attached to or delivered with this Agreement through the Closing, provided, however, nothing herein shall be deemed to or construed as a cure of any default arising from any representation or warranty which shall have been false or misleading in any material respect when made, and, provided, further, that if any such modification, update or supplement includes any matter which will have a material adverse affect on the value or current use of the Property, Fourmall shall have the right to terminate this Agreement by notifying Rouse, in writing, within five (5) days of the receipt of such updated representation, warranty, exhibit or schedule hereto.

      (c) The representations and warranties of Rouse Parties shall survive the Closing for a period of two (2) years.

      (d) Fourmall represents and warrants to Rouse that:

          (i) This Agreement constitutes the legal, valid and binding obligation of Fourmall, enforceable against Fourmall in accordance with its terms. Fourmall has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (ii) The execution and delivery of this Agreement and the performance by Fourmall of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Fourmall, including, without limitation, the United States of America and the State of Delaware, or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Fourmall is a party or by which Fourmall is bound or affected.

          (iii) Fourmall is not a party to, or is subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any court or governmental body that could prevent the performance of all or any of the terms of this Agreement.

  13. Deliveries to be made on the Closing Date.
      -----------------------------------------

     (a)  Rouse Parties' Documents:  Rouse Parties shall deliver or cause to be
          ------------------------
delivered to Fourmall on the Closing Date the following documents (collectively, "Rouse Parties' Deliveries"):

          (i)  FIRPTA Affidavit.  The affidavit referred to in Section 1445 of
               ----------------
the Code with all pertinent information confirming that Rouse is not a foreign person, trust, estate, corporation to partnership.

          (ii)  Termination Agreements.  Executed termination agreements or
                ----------------------
other evidence reasonably satisfactory to Fourmall that any existing management agreement (each, a "Management Agreement") for the Property has been duly and validly terminated effective upon the Closing and at no cost to Fourmall, the LLC, the Holding LLCs or the Owner LLCs or the Property.

          (iii)  Rouse Parties' Authority.  Such proof and evidence of Rouse
                 ------------------------
Parties' authority and authorization to enter into the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of any entity to act for and bind such entity, as may be reasonably required by the Title Company or Fourmall, including, without limitation, any and all consents of any members, directors, partners, limited partners or other persons whose consent to the transactions contemplated hereby is required in accordance with Rouse Parties' respective internal organizational structures.

          (iv)  Amended and Restated LLC Agreement.  A duly executed Amended and
                ----------------------------------
Restated LLC Agreement and any certificates required by the law of the State of Delaware in the form of Exhibit Z annexed hereto and made a part hereof.
                        ---------

          (v)  Good Standing Certificates.  Good standing Certificates (or
               --------------------------
analogous documents) with respect to the LLC and each Rouse Party from the Secretary of State or state taxing authority of the state in which each such entity is organized and authorized to conduct business.

          (vi)  Rent Roll.  The Rent Roll, updated within five (5) days prior
                ---------
to the Closing Date, duly executed by Rouse to certify its accuracy.

          (vii)  Updated Exhibits.  Exhibits C, E, I, K, L, M, N, O, P, Q, R,
                 ----------------
S, U, W, X and Y updated as of the Closing Date, duly executed by Rouse to certify their accuracy.

          (viii)  Property Management Agreements.  Four Property Management
                  ------------------------------
Agreements (one for each Mall), in the form of Exhibit AA annexed hereto and
                                               ----------
made a part hereof.

          (ix)  Additional Land Option Agreement.  An agreement and recordable
                --------------------------------
memorandum thereof (collectively, the "Additional Land Option Agreement") between Fourmall, as an optionee, and The Rouse Company, a Maryland corporation ("Rouse Company") and HRD, as optionors, in the form of Exhibit BB annexed
                                                        ----------
hereto and made a part hereof, granting to Fourmall certain rights in certain additional undeveloped land proximate to Bridgewater Commons, as more particularly described in the Additional Land Option Agreement.

          (x)  Indemnity Agreement.  A duly executed indemnity agreement (the
               -------------------
"Indemnity Agreement") among Rouse Company, as indemnitor, and Fourmall, as Indemnitee, in the form of Exhibit CC annexed hereto and made a part hereof.
                           ----------

          (xi)  TrizecHahn Rights Assignment.  A duly executed assignment of the
                ----------------------------
TrizecHahn Rights by Rouse Company in favor of the LLC, in the form of
Exhibit DD attached hereto and made a part hereof.
----------

          (xii)  Opinion of Counsel.  An opinion of counsel for Rouse Parties,
                 ------------------
dated as of the Closing Date, with respect to the authorization of and due execution by, Rouse Parties and HRD with respect to this Agreement and any other documents executed and delivered by any of the Rouse Parties in connection with the Closing, including, without limitation, the Indemnity Agreement and an opinion of counsel for The Rouse Company with respect to the enforceability of the Indemnity Agreement, in form and substance acceptable to Fourmall.

          (xiii)  Phase II Agreement.  An agreement between HRD and
                  ------------------
Bridgewater LLC in a form acceptable to Fourmall concerning the allocation of obligations under the Revised Contract with respect to certain property near Bridgewater Commons commonly known as Phase II.

          (xiv)  TTC Member Estoppel and Release.  An estoppel certificate and
                 -------------------------------
release of Liabilities as of the Closing Date in a form reasonably acceptable to Fourmall, executed by TTC Member in favor of Towson LLC and its constituent members.

          (xv)  Four State Facility Corporation Documents.  A Certificate of
                -----------------------------------------
Incorporation filed with the Secretary of State of Delaware, By-Laws, duly executed written consent of the board of directors of Four State Facility Corporation and two (2) assignment and assumption agreements with respect to two
(2) certain agreements with U S WEST Communications, Inc. covering Park Meadows and Fashion Place Mall, all in form and substance acceptable to Fourmall.

          (xvi)  Other Documents and Deliveries.  Such other documents,
                 ------------------------------
instruments and deliveries customarily delivered by sellers of property similar to the Property or by sellers of membership interests in limited liability companies owning, directly or indirectly, property similar to the Property, or as may be reasonably required by the Title Company or Fourmall.

     (b)  Fourmall's Deliveries.  Fourmall shall deliver or cause to be
          ---------------------
delivered on the Closing Date the following:

          (i)  Fourmall Initial Capital Contribution.  On the Closing Date,
               -------------------------------------
Fourmall shall make the Fourmall Initial Capital Contribution to the LLC pursuant to Section 2 hereof.

          (ii)  Intentionally deleted.

          (iii) Amended and Restated LLC Agreement. Fourmall shall counterexecute the Amended and Restated LLC Agreement.

          (iv) Additional Land Option Agreement. Fourmall shall counterexecute the Additional Land Option Agreement.

  14.  Intentionally Deleted.
       ---------------------
  15.  Intentionally Deleted.
       ---------------------
  16.  Rouse Parties' Default.  If Rouse Parties shall default in performance
       ----------------------
of their obligations under this Agreement, then, in addition to all other legal remedies available to Fourmall by reason of Rouse Parties' default, Fourmall shall be entitled to any or all of the following, in the sole and absolute discretion of Fourmall (a) the right to terminate this Agreement and the payment by Rouse of all costs incurred by Fourmall in connection with this transaction, including, without limitation, Fourmall's legal fees and disbursements and costs incurred in connection with Fourmall's due diligence; (b) the right to obtain specific performance of Rouse's obligations hereunder and injunctive relief;
(c) the right to proceed against Rouse for damages; and (d) all other remedies in equity and/or at law available to Fourmall. If Fourmall is successful in obtaining specific performance, Rouse shall pay to Fourmall all costs and expenses incurred in such action and proceeding, including, without limitation, reasonable attorneys' fees and expenses.

   17.  Fourmall's Default.  If Fourmall shall default in performance of its
        ------------------
obligations under this Agreement, the sole right of Rouse shall be to terminate this Agreement, and receive payment from Fourmall for costs and legal fees incurred by Rouse in connection with this Agreement ("Rouse's Costs"), but in no event shall such payment exceed $250,000. Except for the payment of Rouse's Costs as set forth in the preceding sentence, Rouse shall not seek or obtain any money or other judgment against Fourmall or any disclosed or undisclosed partner, Affliate, successor, assign, investment adviser, trustee, principal, officer, director, shareholder, agent, manager, fiduciary or employee of Fourmall or against the assets or estate of Fourmall or any of the foregoing persons.

  18.  Operations Prior to Closing.  Between the date of the execution of this
       ---------------------------
Agreement and the Closing Date, Rouse Parties shall, at no cost or expense to
Fourmall:
       (a) Continue to maintain and to make all repairs and replacements to the Property and the Personalty in accordance with its normal practices and procedures so as to keep the Property and the Personalty in substantially its present condition, and operate and manage the Property and the Personalty in the same manner as it has operated the Property prior to the date hereof;

       (b) Not make any alterations, renovations, additions or the like to the Property without Fourmall's prior written consent;

       (c) Not enter into any new operating agreement or tenant lease or accept the surrender of any of the Operating Agreements or Tenant Leases or grant any concession, rebate, allowance or free rent at the Property without Fourmall's prior written approval. Rouse Parties shall submit to Fourmall a copy of any renewal, expansion, modification, amendment or termination of any Operating Agreement or Tenant Lease, including any Tenant Inducement Costs (as hereinafter defined) and leasing commissions to be incurred in connection therewith, or any new operating agreement or tenant lease which any Owner LLC wishes to execute between the date of this Agreement and the Closing Date for Fourmall's approval. To the extent any such proposed new tenant lease or proposed renewal, expansion, modification, amendment or termination of any Tenant Lease requires the landlord thereunder to contract with any contractor in respect of any related Tenant Inducement Costs, a copy of such proposed contract shall be included with such proposed new tenant lease or proposed renewal, expansion, modification, amendment or termination of any Tenant Lease and shall be subject to Fourmall's prior written approval. Fourmall agrees to notify Rouse in writing within ten
(10) business days after Fourmall's receipt of such proposed new tenant lease or proposed renewal, expansion, modification, amendment or termination of any Tenant Lease (including any related contract) of either Fourmall's approval or disapproval. In the event Fourmall shall inform Rouse that Fourmall does not approve any such renewal, expansion, modification, amendment or termination of any such Operating Agreement or Tenant Lease or of any new operating agreement or tenant lease (including in each case any related contract), which approval shall not be unreasonably withheld, Rouse shall not enter into the same. Notwithstanding any provision in this clause (c) to the contrary, Owner LLCs shall be permitted to enter into any lease, license or other agreement, or renew, expand, modify, amend or terminate any Tenant Lease to the extent such new lease, license, other agreement or Tenant Lease constitutes a lease, license or agreement covering any (i) month-to-month Tenant, (ii) kiosks or (iii) carts, and the same is terminable upon no longer than thirty (30) days notice.

      (d) Not incur any Liabilities other than in the ordinary course of its business, and any such Liabilities shall be satisfied at or prior to the Closing and evidence of such satisfaction shall be delivered at the Closing.

      (e) Promptly provide Fourmall with copies of all notices and other correspondence received from, or sent to, the Existing Lenders under or with respect to the Loan Documents.

      (f) Promptly notify Fourmall of any damage to or destruction of all or any portion of the Property.

      (g) Promptly deliver to Fourmall copies of any notices received from Governmental Authority or quasi-governmental authorities with respect to any
(i) violations, (ii) condemnation or similar taking of all or any portion of the Property or (iii) with respect to Hazardous Substances located in, on or about the Property.

      (h) Promptly notify Fourmall of any notices or other correspondence given or received by Rouse Parties under or in connection with the Operating Agreements, Tenant Leases, Loan Documents and Ground Leases.

      (i) Pay all real estate taxes and insurance premiums in a timely manner.

      (j) Without limiting the generality of Section 18(a), not remove any Personalty listed on Exhibit R unless the same is immediately replaced.
                     ---------
Replacements shall be (x) free and clear of any liens and encumbrances,
(y) of quality at least equal to the replaced items, and (z) deemed included in the sale, without cost or expense to Fourmall.

      (k) Without limiting the generality of Section 18(a), (i) keep all existing insurance policies affecting the Property or any portion thereof or providing insurance coverage to the LLC, the Holding LLCs and the Owner LLCs, or any of them, in full force and effect, (ii) use due diligence and its good faith reasonable efforts to keep in full force and effect and/or renew all Licenses and Permits, (iii) make all regular payments of interest and principal on the Existing Loans and perform all obligations of the borrower under the Loan Documents, (iv) provide all services and continue to operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Property shall be in the same condition at the Closing as on the date hereof, reasonable wear and tear excepted, (v) timely comply with all governmental regulations, (vi) keep Fourmall timely advised of any repair or improvement required to keep the Property in such condition as aforesaid and which costs are not included within the operating budget approved by Fourmall and which exceed Fifty Thousand Dollars ($50,000.00), and (vii) pay all obligations and trade creditors in the normal course of business and not defer any expenses or costs which would be paid or incurred in the normal course of business.

      (l) Not hereafter engage any new employees at the Property or modify, renew, extend, replace, or otherwise change any of the terms, covenants or conditions of the Operating Agreements, Loan Documents, Tenant Leases or Ground Leases, or enter into new tenant leases,

Operating Agreements, Loan Documents or any other obligations or agreements affecting the Property, without the prior written consent of Fourmall, which consent shall not be unreasonably withheld. Rouse Parties shall not accept from any of the Tenants payment of rent more than one (1) month in advance or, without the prior written consent of Fourmall, which consent shall not be unreasonably withheld, apply any security deposit to rent due from any Tenant. Nothing contained herein shall restrict the right of any Owner LLC to grant month-to-month extensions of existing Tenant Leases in the ordinary course of business at market rates, nor shall anything herein restrict the right of any Owner LLC to enter into Operating Agreements in the ordinary course of business so long as such Operating Agreements can be terminated, without penalty or payment by such Owner LLC upon thirty (30) days or less notice.

      (m) Pay in full, prior to the Closing, all then due brokerage commissions (other than with respect to new leases approved by Fourmall or with respect to any extension or renewal options exercised from and after the date hereof for which a commission is disclosed on Exhibit I; provided, however, if any Owner
                                   ---------  --------  -------
LLC shall have paid any brokerage commissions prior to the Closing with respect to new leases approved by Fourmall or with respect to any extension or renewal options exercised from and after the date hereof for which a commission is disclosed on Exhibit I, Fourmall shall reimburse Rouse for its pro-rata
             ---------
share of such expense provided Rouse Parties deliver reasonable evidence that Rouse Parties incurred such expense).

      (n) Promptly cure and remove any Violations;

      (o) Use commercially reasonable efforts to obtain the Lender's Consents;

      (p) Use commercially reasonable efforts to obtain an original estoppel certificate from each Existing Lender in form and substance reasonably acceptable to Fourmall (collectively, the "Existing Lenders' Estoppel Certificates");

      (q) Use commercially reasonable efforts to obtain, prior to the earlier to occur of (i) the Designated Date or (ii) the date which is ten (10) days prior to the Closing Date, tenant estoppel certificates in the form of Exhibit FF
                                                                 ----------
annexed hereto and made a part hereof (the "Tenant Estoppel Certificates") executed by each of the Tenants, and to deliver originals thereof to Fourmall promptly upon receipt;

      (r) Use commercially reasonable efforts to obtain an original estoppel certificate from each lessor under the Ground Leases (collectively, the "Ground Lessors") in form and substance reasonably acceptable to Fourmall (collectively, the "Ground Lessor Estoppel Certificates");

      (s) Use commercially reasonable efforts to obtain the Other Estoppels (as hereinafter defined), and to deliver originals thereof to Fourmall promptly upon receipt.

      (t)  Shall not:

           (i) change the governing instruments of the LLC or Rouse Parties or admit any new members to the LLC or Rouse Parties;

           (ii)  guarantee or agree to guarantee the obligations of others;

           (iii) make any capital expenditure or commit itself to make any capital expenditure;

           (iv) enter into any new Operating Agreement except as otherwise provided above;

           (v)  waive any rights of value;

           (vi) sell, lease (other than in accordance with the Tenant Leases), encumber or otherwise dispose of any assets;

           (vii) without limiting any of the foregoing, take or refrain from taking any action the result of which would render any representation or warranty made to Fourmall in or in connection with this Agreement inaccurate in any material respect when deemed made on and as of the Closing Date;

           (viii) agree to any modification, amendment, extension or termination (or the like) of any of the Loan Documents without the prior written consent of Fourmall; or

           (ix) agree to any modification to the draft Third Amendment to the Park COREA previously provided to Fourmall by Rouse without the prior written consent of Fourmall.

      (u)  Rouse Parties' Obligations.  From the date hereof to the Closing,
           --------------------------
Rouse Parties shall use their best efforts to preserve their business organization intact, keep available to the Owner LLCs the services of present employees of the Property and preserve for the Owner LLCs the present relationship between the Property, on the one hand, and its Tenants, suppliers, customers and others having business relations with it, on the other. Rouse Parties shall cause HRD to withdraw from the LLC as a member of the LLC simultaneously with Fourmall's making of the Fourmall Capital Contribution and the issuance of the Fourmall LLC Interests to Fourmall.

      (v)  Other Transactions.  Rouse Parties and/or their Affiliates will not
           ------------------
directly or indirectly, through any employees, representatives or otherwise
(i) solicit, initiate or encourage submission of proposals or offers from any person or entity relating to the acquisition of all or any part of any interest in the LLC, any Holding LLC, Owner LLC or the Property, whether through any lease (other than the Tenant Leases), acquisition of stock, membership or partnership interests or assets or a merger (collectively, "Purchase Proposal") or (ii) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage, a Purchase Proposal.

      (w)  Public Announcements.  Rouse (and its Affiliates) and Fourmall
            -------------------
agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any press release or make any public statement prior to such consultation and agreement as to the form and content of such press release or public statement, except as may be required by law.

      (x)  Notification.  Rouse shall give Fourmall prompt written notice of
           ------------
(i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of Rouse Parties made herein or pursuant hereto and (ii) the taking of any action by Rouse Parties that would, in any material respect, breach or violate, or constitute a default under, any agreement or covenant of Rouse Parties made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of Rouse Parties made herein or pursuant hereto or Fourmall's right to rely thereon.

      (y) Rouse shall pay or cause to be paid all sums payable by IDOT Borrower in connection with the securitization of the loan secured in part by the IDOT, including any post-securitization costs to obtain lender's consent under the IDOT to the transactions contemplated by this Agreement, costs of amending the securitization offering statement and the like; provided, however, if all such
                                                --------  -------
costs are not paid or caused to be paid by Rouse prior to the Closing, Rouse shall and hereby does indemnify and hold harmless Fourmall from and against the payment of any such costs.

      (z) The provisions of this Section 18 shall survive the Closing.

  19. Conditions of Fourmall's Obligations to Close.  The obligations of
      ---------------------------------------------
Fourmall under this Agreement are, at the option of Fourmall, subject to the conditions set forth below, which conditions may be waived by Fourmall without releasing or waiving any of its rights hereunder.

      (a)  Agreement and Conditions.  On or before the Closing Date, Rouse
           ------------------------
Parties shall have, in all material respects, complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

      (b)  Representations and Warranties.  The representations and warranties
           ------------------------------
of Rouse Parties contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct, in all material respects, on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and on the Closing Date Rouse shall execute and deliver to Fourmall a certificate to the foregoing effect (the "Rouse Closing Certificate").

      (c)  No Legal Proceeding.  No Action by a governmental or quasi-
           -------------------
governmental authority shall have been instituted to restrain or prohibit the assumption by Fourmall, or the assignment by Rouse, of the LLC Interests, and on the Closing Date there will be no Actions pending against or affecting the LLC, the Property or Rouse Parties which involve a demand for any judgment or liability, not covered by insurance, and which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the LLC, the Property or Rouse Parties.

       (d)  Deliveries.  Fourmall shall have received the deliveries to be
            ----------
made by Rouse Parties pursuant to Section 13.

       (e)  Consents and Approvals.  Rouse Parties shall have (i) delivered or
            ----------------------
caused to be delivered to Fourmall the consent of any of the Existing Lenders or any other party whose consent to the transactions contemplated by this Agreement is required under the Loan Documents, and (ii) obtained all approvals under any Laws required to be obtained in connection with this Agreement.

       (f)  Title.  The Owner LLCs shall own good, marketable and insurable
            -----
title to the Premises, subject only to the Permitted Encumbrances and the Mortgages, insured by the Title Company pursuant to the Title Policy, in the amounts set forth on Exhibit G and in conformity with the requirements of
                     ---------
Section 4(b).

       (g)  Loan Documents.  The Loan Documents shall be in full force and
            --------------
effect on the Closing Date, with no defaults thereunder, and with no right to accelerate occurring thereunder by reason of the transactions contemplated under this Agreement. The Loan Documents shall not have been modified or amended without Fourmall's consent after the date of this Agreement.

       (h)  Tenant Estoppels.  Rouse Parties shall have delivered when
            ----------------
received by Rouse Parties, original executed Tenant Estoppel Certificates in the form of Exhibit FF from any Tenants as shall be required by Fourmall.
        ----------

       (i)  Pedestrian Bridge Estoppel.  Rouse Parties shall have delivered the
            --------------------------
Pedestrian Bridge Estoppel.

       (j)  Existing Lenders' Estoppel Certificates.  Rouse Parties shall have
            ---------------------------------------
delivered all of the Existing Lender Estoppel Certificates.

       (k)  Ground Lessors' Estoppel Certificate.  Rouse Parties shall have
            ------------------------------------
delivered all of the Ground Lessors' Estoppel Certificates.

       (l)  Majors' Estoppels.  Rouse Parties shall have delivered to Fourmall
            -----------------
on or prior to the Closing Date an original estoppel certificate from each party described as a "Major" under the COREAs in form and substance acceptable to Fourmall.

       (m)  Intentionally Deleted.
            ---------------------

       (n)  Park Meadows Survey and Amended Park COREA.  Rouse Parties shall
            ------------------------------------------
not have agreed to any material modification to the form of the Draft Third Amendment. Park Meadows LLC, as Developer under the Park COREA, shall not be in Default of its obligation to deliver a survey of Park Meadows to Penney, Joslin and Mercantile, their successors and/or assigns, as required under the Park COREA.

  20. Conditions of Rouse's Obligations to Close.  The obligations of Rouse
      ------------------------------------------
under this Agreement are, at the option of Rouse, subject to the following express conditions, which conditions may be waived by Rouse without releasing or waiving any of its rights hereunder.

      (a)  Agreements and Conditions.  On or before the Closing Date, Fourmall
           -------------------------
shall have, in all material respects, complied with and duly performed all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

      (b)  Representations and Warranties.  The representations and warranties
           ------------------------------
of Fourmall contained in this Agreement shall be true and correct, in all respects, on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

      (c)  Deliveries.  Rouse shall have received the deliveries to be made by
           ----------
Fourmall pursuant to Section 13.

      (d)  Consents.  Rouse shall have obtained the Lenders' Consents to the
           --------
transfer of the LLC Interests to the extent required under the Loan Documents.

  21. Apportionments.
      --------------

      (a) Except as expressly set forth herein to the contrary in this Section 21, all items of income and expense at the Property shall be apportioned between Rouse and Fourmall on a per diem basis in the manner specified in clause (f) below. To the extent that all information, bills and invoices are not available at Closing to allow for the apportionment of any items of income and expense, Rouse and Fourmall agree to reconcile the apportionments within thirty (30) days after Closing and re-reconcile the apportionments within ninety (90) days after Closing (based upon preliminary financial information provided by Rouse's independent accountant) or such later time pursuant to clause (c) below.

      (b) The following items shall be apportioned as of 11:59 PM of the day immediately preceding the Closing Date:

           1. Fixed rents, additional rents, percentage rents and all other sums and credits due or payable under the Tenant Leases, as and when collected, subject to the provisions of clause (g) of this Section 21;

           2. Real estate taxes on the Premises, on the basis of the fiscal year for which the same are levied, imposed or assessed, subject to the provisions of clause (e) of this Section;

           3. Charges for water, sewer rents, electricity, steam, gas and telephone at the Premises, which are not metered or otherwise charged directly to Tenants under the Tenant

Leases; provided that if the consumption of any of such utilities is measured by meters, Rouse Parties at the Closing shall furnish a current reading of each meter; and further provided that if there is not a meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued;

           4. Fuel at the Premises, if any, at such Owner LLC's cost therefor (as determined by such Owner LLC's fuel supplier);

           5. Amounts paid or payable under transferable Operating Agreements;

           6. Premiums on insurance policies or renewals of those expiring prior to the Closing;

           7. Interest under the Mortgages;

           8. Rents and other charges due under the Ground Leases;

           9. Amounts paid or payable under the COREAs; and

          10. Any other items of income, operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and seller of property similar in character to the Property in the areas in which the Property is located.

      (c) If, on the Closing Date, any items of additional rent or percentage rent under the Tenant Leases or CAM charges under the COREAs shall not have been ascertained, then such items shall be adjusted retroactively as and when the same are ascertained.

     (d) Rouse Parties shall maintain and make available to Fourmall any books or records necessary for the retroactive adjustment of any item pursuant to clause (c) of this Section.

     (e) If the Closing shall occur before the real estate tax rate is fixed, the apportionment of real estate taxes shall be based upon the tax rate for the next preceding year applied to the latest assessed valuation.

     (f) All apportionments made under this Agreement shall be calculated (1) as between Rouse and the LLC as though Rouse were contributing its interests in the Holding LLCs and the Owner LLCs to the LLC and then (2) Rouse and Fourmall shall share in the credits and debits of the LLC in proportion to their respective interests in the LLC immediately following the Closing.

     (g) If any existing Tenant is in arrears in the payment of rent on the Closing Date, the applicable Owner LLC shall use reasonable efforts to collect any such rent arrearages and any and all rents received from such Tenant after the Closing shall be applied in the following order of priority: (i) first to any month or months following the month in which the Closing occurred (provided, however, that no rent received shall be applied to rent due for any month subsequent to the month in which it is received); (ii) then to the month in which the Closing occurred; and (iii) then to the months preceding the month in which the Closing occurred. If rents or any portion thereof received by the applicable Owner LLC after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

     (h) Notwithstanding anything contained herein to the contrary, in connection with (1) any new tenant lease or (2) any amendment or other modification to any existing Tenant Lease approved by Fourmall, Fourmall shall reimburse Rouse at Closing for its pro-rata share of any amounts expended by any Owner LLC for all initial Tenant Inducement Costs and leasing commissions under such new tenant leases or modified Tenant Leases in the amounts indicated in the copies of such documents delivered to Fourmall in connection with requesting Fourmall's consent to such new tenant lease or modification of existing Tenant Lease. For purposes of this Agreement, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required to be paid under a Tenant Lease by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including, without limitation, tenant improvement costs and/or allowances, lease buyout costs, and moving, design, and refurbishment allowances.

      (i) Rouse shall be solely responsible for the payment of all amounts subject to redemption under gift certificates issued by any Owner LLC, or any predecessor-in-interest thereof, prior to and still outstanding as of the Closing Date and if all such amounts are not paid or caused to be paid by Rouse prior to the Closing, Rouse shall and hereby does indemnify and hold harmless Fourmall from and against the payment of any such amounts.

      (j) The provisions of this Section 21 shall survive the Closing.

  22. Indemnification.
      ---------------

      (a)  Indemnification by Rouse.  From and after the Closing, Rouse hereby
           ------------------------
agrees to defend, indemnify and hold Fourmall, its Affiliates, successors, assigns, shareholders, members, officers, directors, nominees, designees, employees, agents, managers, advisors, trustees, fiduciaries, and investment advisers and any owner of any legal or beneficial interests in Fourmall harmless from and against, and reimburse Fourmall for, any and all Damages which they may sustain at any time by reason of (a) the breach or inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations, conditions, covenants or agreements of Rouse Parties contained in this Agreement or in any agreement or document delivered pursuant thereto or in connection therewith, or arising out of the consummation of the transactions contemplated under this Agreement, (b) any Liabilities or Actions under any Environmental Laws relating to any event, action or failure to act which occurred prior to the Closing Date, including, but not limited to, any preexisting conditions or odors at or emanating from the Property, and any Damages resulting therefrom which may arise after the Closing Date, (c) any Taxes accrued or incurred on or prior to the Closing Date or relating to the business, operations or assets of the LLC or any

Rouse Party for periods through and including the Closing Date, (d) the operations of the Property, the Owner LLCs or the Holding LLCs prior to the Closing Date, including any services rendered, actions taken or misapplication of security deposits or (e) any Liabilities of the LLC, the Owner LLCs, the Holding LLCs or any of their Affiliates, any of their predecessors-in-interest, any of the prior owners of the Property, or their beneficial owners, arising or accruing prior to the date hereof (other than the Mortgages), including without limitation, transfer and recordation taxes, Employment Liabilities, deed and stamp taxes and other similar taxes.

      (b)  Indemnification by Fourmall.  From and after the Closing, Fourmall
           ---------------------------
shall indemnify and hold Rouse harmless from and against, and reimburse Rouse for, any and all Damages which Rouse may sustain at any time by reason of the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Fourmall contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement.

      (c)  Procedures for Indemnification.  In the event that any claim is
           ------------------------------
asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

      (d) The provisions of this Section 22 shall survive the Closing.

  23. Survival of Representations.    The parties hereto agree that all
      ---------------------------
representations, warranties and indemnifications under Section 22(a)(i) and
Section 22(b) of this Agreement, contained herein, in the Rouse Closing Certificate or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto for a period of two (2) years from the Closing Date, within which time written notice of any claim must be given, in which event, any claim asserted prior to the expiration of such two (2) year period shall survive the expiration of such two (2) year period.

  24. Notices.  All demands, requests or other communications (collectively,
      -------
"notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national prepaid overnight delivery service, or (c) telecopy or other facsimile transmissions (followed with hard copy sent by national prepaid overnight delivery service), or (d) personal delivery with receipt acknowledged in writing, directed to:

Rouse:               The Rouse Company of Nevada, Inc.
                     c/o 10275 Little Patuxent Parkway
                     Columbia, Maryland  21044
                     Attn:  Jeffrey H. Donahue
                     Fax Number:  (410) 964-3412

With a copy to:      The Rouse Company
                     10275 Little Patuxent Parkway
                     Columbia, Maryland  21044
                     Attn:  Bruce I. Rothschild, Esq.
                     Fax Number:  (410) 992-6392

Fourmall:            Fourmall Acquisition, LLC
                     c/o J.P. Morgan Investment Management Inc.
                     522 Fifth Avenue
                     New York, New York 10036
                     Attention: Mr. Peter J. Nicoletti
                     Facsimile: (212) 837-2604

with a copy to:      New York State Teachers' Retirement System
                     10 Corporate Woods Drive
                     Albany, New York  12211-2395
                     Attn: Mr. James D. Campbell
                     Facsimile: (518) 447-2766

with a copy to:      Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, New York 10038
                     Attention: Brian Diamond, Esq.
                     Facsimile: (212) 806-6006

with a copy to:      Joseph M. Fries, Esq.
                     Arent Fox Kintner Plotkin & Kahn PLLC
                     1050 Connecticut Avenue, N.W.
                     Washington, D.C. 20036-5339
                     Facsimile:  (202) 857-6395

Any notice so sent by certified or registered mail shall be deemed given on the date of receipt or refusal as indicated on the return receipt. All other notices shall be deemed given when actually received or refused by the party to whom the same is directed. A notice may be given either by a party or by such party's attorney. Rouse and Fourmall may designate by not less five (5) business days' notice given to the other in accordance with the terms of this Section, additional or substituted parties to whom notices should be sent hereunder.

  25. Amendments.  This Agreement may not be modified or terminated orally
      ----------
or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

  26. Governing Law; Construction.  This Agreement (a) shall be governed by
      ---------------------------
and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and (b) shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto and without regard to, or aid of, any rules of construction requiring construction against any party drafting this Agreement. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. For purposes of construction of this Agreement, provisions which are deleted or crossed out shall be treated as if never included herein.

  27. Partial Invalidity.  If any provision of this Agreement is held to be
      ------------------
invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

  28. Counterparts.  This Agreement may be executed in any number of
      ------------
counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

  29. No Third Party Beneficiaries.  The warranties, representations, agreements
      ----------------------------
and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

  30. Waiver.  No failure or delay of either party in the exercise of any
      ------
right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof.

  31. Assignment.  Neither Fourmall nor Rouse Parties may assign this Agreement
      ----------
or any of their rights hereunder, and any purported unpermitted assignment shall be null and void. Notwithstanding the foregoing, Fourmall may assign all or a portion of this Agreement to (i) Morgan Guaranty Trust Company of New York or any Affiliate thereof (ii) any client advised by J.P. Morgan Investment Management Inc. and/or (iii) NYSTRS or any Affiliate thereof and after the Closing Fourmall may assign its rights hereunder to any Person.

  32. Binding Effect.  This Agreement is binding upon, and shall inure to the
      --------------
benefit of, the parties and each of their respective successors and permitted assigns, if any.

  33. Entire Agreement.  This is the entire agreement between the parties and
      ----------------
there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

  34. Further Assurances.  Both prior to and after the Closing Date, Fourmall
      ------------------
and Rouse Parties shall execute and deliver each to the other such documents and instruments and take such further actions as may be reasonably necessary or required to consummate the transactions contemplated by this Agreement. The provisions of this Section 34 shall survive the Closing.

  35. Paragraph Headings.  The headings of the various sections of this
      ------------------
Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                         Rouse:

                         THE ROUSE COMPANY OF NEVADA, INC.,
                         a Nevada corporation


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         ROUSE-BRIDGEWATER COMMONS, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         ROUSE-PARK MEADOWS HOLDING, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         ROUSE-TOWSON TOWN CENTER, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President

                         BRIDGEWATER COMMONS MALL, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         ROUSE-FASHION PLACE, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         ROUSE-PARK MEADOWS, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         TOWSON TC, LLC, a Maryland limited liability company


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President


                         HRD PROPERTIES, INC., a Maryland corporation


                         By:
                            -------------------------------
                            Name:  Bruce I. Rothschild
                            Title: Vice President

                         Fourmall:

                         FOURMALL ACQUISITION, LLC, a Delaware limited liability company

                         By: Fourmall Member, LLC, a Delaware limited liability company

                              By: Morgan Guaranty Trust Morgan of New York, as Trustee under Declaration of Trust dated December 9, 1960, as amended, of its Commingled Pension Trust Fund (J.P. Morgan Strategic Property Fund)


                                   By:
                                      ----------------------------
                                      Name:  Peter J. Nicoletti
                                      Title: Vice President


                         By: New York State Teachers' Retirement System, a public pension system created and existing pursuant to Article 11 of the Education Law of the State of New York



                              By:
                                 ---------------------------------
                                 Name:  James D. Campbell
                                 Title: Associate Real Estate Officer